Exhibit 4.3
TRUST AGREEMENT
FOR
NORDSON EMPLOYEES’
SAVINGS TRUST PLAN
(January 1, 2006 Restatement)

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TRUST AGREEMENT
FOR
NORDSON EMPLOYEES’
SAVINGS TRUST PLAN
(January 1, 2006 Restatement)
     THIS AGREEMENT, made and entered into at Westlake, Ohio, this 1st day of January, 2006, by and between NORDSON CORPORATION, an Ohio corporation (the “Company”), and NEW YORK LIFE TRUST COMPANY, a New York Corporation (the “Trustee”);
W I T N E S S E T H:
     WHEREAS, by trust agreement dated March 16, 1962, a retirement plan and trust was established for the exclusive benefit of eligible employees of the Company and their beneficiaries, originally known as the Nordson Corporation Salaried Employees’ Retirement Plan and Trust and presently known as the Nordson Employees’ Savings Trust Plan (the “Plan”); and
     WHEREAS, said trust agreement has been amended and restated in its entirety from time to time, most recently effective as of October 1, 2000, and has been subsequently amended on a number of occasions;
     WHEREAS, effective October 1, 2000, the Nordson Corporation Non-Union Employees Stock Ownership Plan (the “ESOP”) was merged into the Plan, and an “ESOP Feature” was added to the Plan, although no contributions within the ESOP Feature were subject to Section 401(k) or 401(m) of the Internal Revenue Code of 1986, as amended (the “Code”), it being a nonelective Company provided benefit; and
     WHEREAS, it is desired to further amend and restate the terms, provisions, and conditions of said trust agreement to consolidate the provisions of the Plan, to reflect recent changes in law, to spin-off the ESOP Feature and for other purposes;

     NOW, THEREFORE, the parties agree that, effective as of January 1, 2006, and such other dates as may be provided herein, said trust agreement is hereby amended and restated in its entirety to provide as hereinafter set forth;
     FURTHER, the parties agree that, effective December 31, 2006, and in accordance with Section 414(l) of the Code, the ESOP Feature of the Plan shall be spun-off and thereafter maintained as a separate plan to be known as the Nordson Corporation Non-Union Employees Stock Ownership Plan and the related assets and liabilities shall be transferred to and held under a separate trust to be known as the Nordson Corporation Non-Union Employees Stock Ownership Trust; and
     FURTHER, that the Trustee shall hold all assets presently held by it, and all funds and other property hereafter contributed to it pursuant to the provisions hereof, together with all increments, proceeds, investments and reinvestments thereof, in trust, for the uses and purposes and upon the terms and conditions hereinafter set forth.
ARTICLE I
DEFINITIONS
     1.1 Definitions. The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:
     (a) The term “Act” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a Section of the Act shall include such section and any comparable section, or sections, of any future legislation that amends, supplements, or supersedes such section.
     (b) The term “Active Participant” shall mean a Participant who, as of the time the determination is being made, is an Employee and currently is making, or having made on his behalf, contributions to the Trust pursuant to Article IV, including any such Participant who is precluded from making, or having made on his behalf, contributions to the Trust only by reason of the limitations set forth in Sections 1.1(h), 3.6, 4.1, and 4.2, and including any Participant who is on an approved leave of absence as determined by the Company.

     (c) The term “Agreement” shall mean this Trust Agreement for Nordson Employees’ Savings Trust Plan, including any amendment hereafter made.
     (d) The term “Beneficiary” shall mean the person who, in accordance with the provisions of Article XII, is entitled to receive a distribution of a Participant’s interest, or portion thereof, under the Plan in the event a Participant or former Participant dies before his entire interest shall have been distributed to him.
     (e) The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section, and any comparable section, or sections, of any future legislation that amends, supplements, or supersedes such section.
     (f) The term “Committee” shall mean the Committee which is established in accordance with the provisions of Article XI, and which at the time is designated, qualified, and acting hereunder.
     (g) The term “Company” shall mean Nordson Corporation, its corporate successors, and any corporation into or with which it is merged or consolidated.
     (h) The term “Compensation” shall mean the total salary or wages which are paid, or which would have been paid except for the provisions of the Plan or of compensation arrangements with Participants who are expatriate employees, to a Participant during a Plan Year by an Employer for his services as an Employee while he is a Participant, excluding, however, reimbursements or payments made on account of an expatriate assignment, discretionary payments, allowances and reimbursements for employee expenses, tuition reimbursements, fringe benefits, moving expenses, deferred compensation, welfare benefits, payments upon the exercise of stock appreciation rights, bonuses paid outside a properly authorized written bonus plan, and all non-cash remuneration determined prior to any exclusions for amounts deferred under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) of the Code; provided, however that the Compensation of a Participant for a Plan Year shall not include any amount in excess of $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. Notwithstanding the foregoing, Compensation shall not include the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includable in the Participant’s taxable income, nor shall it include any amount realized in exercise of any such option, upon a disqualifying disposition of any stock acquired in connection with any such exercise, or upon the lapse of any restrictions on stock granted by an Employer to the Participant.
     (i) The term “Contribution Period” shall mean (i) with respect to Regular Matching Contributions made with respect to a Participant, the period ending on each pay date applicable to the Participant, and (ii) with respect to True Up Matching Contributions and any Additional Contributions, the Plan Year.

     (j) The term “Dividend Fund” shall mean the trust fund maintained by the Trustee for the Plan and referred to in 10.8.
     (k) The term “Employee” shall mean any person who is employed by an Employer as a common law employee, who is compensated, in whole or in part, on a salaried or non-union hourly basis, and who is a citizen or resident of the United States; provided, however, that any such person who is customarily employed on a part-time, temporary, or irregular basis for less than 1,000 hours a year shall be an Employee only if he is credited with 1,000 Hours or more of Service during any 12-consecutive calendar month period commencing with the date he first completes an Hour of Service (his “employment date”) or any anniversary thereof (“employment anniversary period”), in which event he shall become an Employee as of the beginning of the employment anniversary period first following the employment anniversary period during which he is credited with at least 1,000 Hours of Service; and provided, further, that an Employee who has completed 1,000 Hours of Service during an employment anniversary period, who terminates from employment, and who is subsequently rehired on a salaried or non-union hourly basis shall immediately be eligible to participate in the Plan. Notwithstanding the foregoing, however, such term shall not include any person who is (i) a leased employee, as defined in Section 17.15, or (ii) first becomes employed by the Company or Related Corporation at a newly acquired or established business operation of any Employer, unless and until the Plan is extended to cover such operation in accordance with Section 15.5. Notwithstanding the foregoing, for purposes only of the ESOP Feature, the term “Employee” shall have the meaning set forth in Section 10.2.
     (l) The term “Employer” shall mean the Company or any Related Corporation which adopts the Plan in accordance with the provisions of Section 15.4, so long as any such Related Corporation has not withdrawn from the Plan. Notwithstanding the foregoing, an Employer may adopt the Plan exclusive of the ESOP Feature, in which event it shall not be an Employer with respect to the ESOP Feature.
     (m) The term “Employer Matching Contribution” shall mean the amount the Employers contribute to the Plan in accordance with the provisions of Article III, and shall include Regular Matching Contributions, True Up Matching Contributions, and Additional Contributions, as described in Section 3.1.
     (n) The term “Employer ESOP Contribution” shall mean the amount the Employers contribute to the Plan in accordance with the provisions of Article X.
     (o) The term “ESOP Feature” shall mean that portion of the Plan which constitutes an employee stock ownership plan as described in Section 4975(e)(7) of the Code, which portion of the Plan is designed to invest primarily in qualifying employer securities.
     (p) The term “ESOP Fund” shall mean the trust fund maintained by the Trustee for the Plan and referred to in Section 10.6.

     (q) The term “Highly Compensated Employee” shall mean an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.
     A “highly compensated active employee” includes any Employee who performs services for an Employer during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from an Employer during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code).
     A “highly compensated former employee” includes any Employee who (i) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (ii) performed no services for an Employer during the Plan Year, and (iii) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Section 414(q) of the Code for such year.
     The determination of who is a Highly Compensated Employee hereunder, including, if applicable, determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.
     For purposes of this definition, the following terms have the following meanings:
     (i) An employee’s “compensation” means compensation as defined in Section 415(c)(3) of the Code and regulations issued thereunder.
     (ii) The “look back year” means the 12 month period immediately preceding the Plan Year.
     (r) The term “Hour of Service” shall mean each hour which is determined and credited as such to a person in accordance with the following provisions:
     (i) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Corporation; provided, however, that hours for which he is paid at a premium rate shall be treated as straight-time hours;
     (ii) each hour for which he is paid, or entitled to payment, directly or indirectly, by an Employer or a Related Corporation on account of a period of time during which no duties are performed (irrespective of whether he remains employed) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 hours shall be credited under this subparagraph (ii) to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year); provided, further, that no hours shall be credited for any payment which is made or due under a program maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and provided further, that no hours shall be credited to a person for payment which is made or due solely as reimbursement of medical or medically related expenses incurred by him;
     (iii) each hour for which he would have been scheduled to work for an Employer or a Related Corporation during a period of time that he is absent from work because of sickness or injury for which a leave of absence is granted or other temporary Company-approved leave of absence, up to a maximum of eight hours a day, 40 hours per week;
     (iv) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Corporation; provided, however, that the crediting of hours of service for back pay awarded or agreed to with respect to periods of employment or absence from employment described in any other subparagraph of this paragraph (r) shall be subject to the limitations set forth therein; and
     (v) each hour for which he would have been scheduled to work for an Employer or a Related Corporation during a period of time that he is absent from work because of service with the armed forces of the United States but only if he returns to work within the period during which he retains employment rights pursuant to federal law, up to a maximum of eight hours per day and 40 hours per week.
In the case of a payment which is made or due on account of a period during which a person performs no duties and which results in the crediting of hours under subparagraph (ii) or (iii), or in the case of an award or agreement for back pay under subparagraph (iv), to the extent that such an award or agreement is made with respect to a period during which no work is performed as described in such subparagraph (ii) or (iii), the number of hours to be credited shall be determined as follows: (1) in the case of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of hours to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; or (2) in the case of a payment which is not calculated on the basis of units of time, the number of hours to be credited shall be equal to the amount of the payment divided by the person’s most recent hourly rate of compensation immediately prior to the period to which the payment relates. Hours determined shall be included in, or proportioned among, the computation periods within which occurs the hour or other period for which the person is paid or entitled to payment, for which back pay is awarded or agreed to, or for which he would have been scheduled to work. Notwithstanding anything to the contrary contained herein, no more than one Hour of Service shall be credited to a person for any one hour of his employment or absence from employment.

     (s) The term “Inactive Participant” shall mean a Participant who, although continuing to have a Separate Account maintained in his name, is not an Active Participant because he has ceased to be an Employee or has terminated his contribution obligation.
     (t) The term “Investment Fund” shall mean any common trust fund from time to time established and maintained by the Trustee in conjunction with the Plan pursuant to the provisions of Section 6.1.
     (u) The term “Loan” which is referred to in Section 13.4, shall mean a loan made to the Trustee by a “disqualified person,” as defined in Section 4975(e)(2) of the Code, or a loan made to the Trustee that is guaranteed by a disqualified person, including a direct loan of cash, a purchase-money transaction, or an assumption of the obligation of the Trust.
     (v) The term “Nordson Stock Fund” shall mean the common trust fund established and maintained by the Trustee in conjunction with the Plan pursuant to the provisions of Section 6.1.
     (w) The term “Participant” shall mean an Employee who elects to make, or have made on his behalf, a contribution in accordance with the provisions of Section 2.1 and with respect to whom a Separate Account is maintained or who is eligible to participate in the ESOP Feature pursuant to Section 10.2 and with respect to whom a Separate ESOP Account is maintained.
     (x) The term “Plan” shall mean the retirement plan originally established by instrument dated March 16, 1962, as currently restated in this Agreement, which plan is entitled the “Nordson Corporation Salaried Employees’ Retirement Plan” for periods prior to May 1, 1987, and the “Nordson Employees’ Savings Trust Plan” for all periods commencing on and after May 1, 1987.
     (y) The term “Plan Administrator” which shall be the administrator for purposes of the Act and the plan administrator for purposes of the Code, shall mean the Company.
     (z) For periods commencing prior to November 1, 1987, the term “Plan Year” shall mean the 12-month period which ends on October 31 of each year. For the period commencing November 1, 1987, the term “Plan Year” shall mean the short Plan Year commencing November 1, 1987, and ending December 31, 1987. For periods commencing on and after January 1, 1988, the term “Plan Year” shall mean the 12-month period which ends on December 31 of each year.
     (aa) The term “Reemployment Date” shall mean the first date on which an Employee again completes an Hour of Service after a Severance Date.
     (bb) The term “Related Corporation” shall mean any subsidiary of the Company, or any of its subsidiaries; provided, however, that whether or not included in the foregoing, such term shall mean and refer to each corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code, of which an Employer is also a member, each trade or business under common control with an Employer as determined under Section 414(c) of the Code, each member of an affiliated service group with an Employer as determined under Section 414(m) of the Code, and each other entity required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.
     (cc) The term “Rollover Sub-Account” shall mean a sub-account of a Participant which reflects his interest in the Nordson Stock Fund or any other Investment Fund and which is established pursuant to the provisions of Section 6.3.
     (dd) The term “Separate Account” shall mean any of the accounts maintained by the Trustee pursuant to Section 6.2 which reflect his interest in the Nordson Stock Fund or any other Investment Fund.
     (ee) The term “Separate ESOP Accounts” of a Participant shall mean the Participant’s Stock Account and Cash Account maintained by the Trustee and referred to in Section 10.9.
     (ff) The term “Separate Loan Fund” shall mean any fund which is established by the Trustee pursuant to the provisions of Article VIII.
     (gg) The term “Service” shall mean the period of an Employee’s employment with an Employer which is credited to him in accordance with the provisions of Section 2.3.
     (hh) The term “Service Date” shall mean January 1, 1994, or the first date thereafter on which an Employee completes an Hour of Service.
     (ii) The term “Severance Date” shall mean with respect to an Employee the earliest of (i) the date on which his retirement, death, or other termination of employment occurs, (ii) the second anniversary of the first day of a period in which he remains absent from employment due to layoff (or such earlier day on which his employment is terminated under his Employer’s policy pertaining to layoffs); or (iii) the first anniversary of the first day of a period in which he remains absent from employment with an Employer or a Related Corporation for any other reason; except that for purposes of Section 2.3, no Employee shall incur a Severance Date until the second anniversary of the first day on which an Employee is absent from employment with an Employer or a Related Corporation for maternity or paternity reasons. Furthermore, if an Employee is absent from employment due to illness, injury, or layoff or on an approved leave of absence, he shall not incur a Severance Date by reason of such absence if he returns to employment at the conclusion of such illness, injury, layoff, or approved leave of absence; and if he is absent from employment while on active service in the Armed Service of the United States, his Severance Date shall be the date on which he was first so absent unless he returns to employment with an Employer or a Related Corporation during the period during which he retains reemployment rights pursuant to federal law.

For purposes of this paragraph (ii), an absence from employment for maternity or paternity reasons shall mean an absence due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the caring of such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, however, if an Employee retires or dies or his employment otherwise is terminated during a period of his absence from employment for any reason other than retirement or termination, his Severance Date shall be the date of such retirement, death, or other termination of employment.
     (jj) The term “Shares” shall mean common shares of the Company that are readily tradable on an established securities market, except that if there are no common shares that meet this requirement, the “Shares” shall mean common shares of the Company with voting power and dividend rights no less favorable than the voting power and dividend rights of other common shares of the Company.
     (kk) The term “Suspense Fund” shall mean the trust fund maintained by the Trustee for the Plan and referred to in Section 10.7.
     (ll) The term “Tax Deferred Contributions” shall mean the amount by which the Participant has elected to have his Compensation reduced and contributed to the Plan on his behalf by his Employer in accordance with the provisions of Section 4.1.
     (mm) The term “Taxable Employee Contributions” shall mean the amount of Compensation that a Participant elects, or is deemed to have elected, to have deducted from his Compensation and contributed to the Plan in accordance with the provisions of Section 4.4 or 4.5.
     (nn) The term “Transition Fund” shall mean the trust fund established and maintained by the Trustee for the Plan and referred to in Section 10.5.
     (oo) The term “Trust” shall mean the trust originally established by instrument dated March 16, 1962, as currently maintained under this Agreement, and shall include the Nordson Stock Fund, each other Investment Fund, the ESOP Fund, the Dividend Fund, the Transition Fund and any other separate fund maintained by the Trustee hereunder, such as a separate Loan Fund established in accordance with the provisions of Article VIII.
     (pp) The term “Trustee” shall mean NEW YORK LIFE TRUST COMPANY, or any successor trustee which at the time shall be designated, qualified, and acting hereunder.
     (qq) The term “Valuation Date” shall mean the dates designated by the Committee and communicated to the Trustee, which dates may differ between Funds; provided, however, that such term shall include the last day of each Plan Year.

     1.2 Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and the feminine to include the masculine.

ARTICLE II
EMPLOYEE ELIGIBILITY AND PARTICIPATION
     2.1 Election to Participate. Each Employee who is an Active Participant in the Plan on December 31, 2005, shall continue as a Participant hereunder. Each other Employee shall become an Active Participant upon electing to participate in the Plan in accordance with enrollment procedures prescribed by the Committee, including:
     (a) his authorization for his Employer to make Compensation reductions with respect to his Tax Deferred Contributions in accordance with the provisions of Section 4.1, if applicable; or
     (b) his authorization for his Employer to make payroll deductions with respect to his Taxable Employee Contributions in accordance with the provisions of Section 4.4 or 4.5, if applicable; and
     (c) his election as to the investment of his Tax Deferred Contributions and his Taxable Employee Contributions, and, to the extent applicable, Employer Matching Contributions made on his behalf, in accordance with the provisions of Section 5.2.
No contributions or benefits (other than Employer Matching Contributions) may be conditioned upon a Participant’s Tax Deferred Contributions.
     2.2 Notice of Eligibility. The Company shall notify the Trustee of Employees becoming eligible to participate. Upon becoming an Active Participant hereunder, an Employee shall become entitled to the benefits under the Plan and shall be bound by all of the provisions of this Agreement.
     2.3 Service. Each person who is an Employee of an Employer on January 1, 1994, shall be credited with Service up to such date equal to the Service with which he was credited under the Plan provisions in effect on December 31, 1993. Each person who is an Employee of an Employer on or after January 1, 1994, shall be credited with Service on and after such date for each period (i) commencing on his Service Date or his Reemployment Date, and (ii) terminating on his next following Severance Date. If an Employee’s Reemployment Date occurs within

12 months after the earlier of (i) his immediately preceding Severance Date, or (ii) the first day of a period in which he remains absent from employment with an Employer or a Related Corporation for any reason, he shall be credited with Service for the period of absence preceding such Reemployment Date if he otherwise is not credited with Service for such absence under the foregoing provisions of this Section 2.3. In the event that a Severance Date occurs with respect to an Employee and the provisions of the foregoing sentence of this Section 2.3 do not apply, such Employee shall forfeit his Service credited with respect to the period ending on such Severance Date, and such forfeited Service shall be reinstated upon his completion of an Hour of Service as an Employee:
     (i) if the period between such Severance Date and such Reemployment Date is less than five years, or
     (ii) if his previously forfeited Service is greater than the period, computed to the nearest 1/12th year, beginning on his most recent Severance Date and ending on such Reemployment Date, or
     (iii) if he had a nonforfeitable right to any account balance under the Plan derived from contributions made by an Employer as of his Severance Date.
     2.4 Changes in Employment Status. If an Active Participant ceases to be an Employee but continues in the employment of an Employer or a Related Corporation, he shall continue to be an Active Participant for purposes of Section 7.2. Moreover, if a person is transferred directly from employment (i) with an Employer in a capacity other than as an Employee, or (ii) with a Related Corporation, to employment as an Employee, he may become a Participant immediately upon making his election in accordance with Section 2.1.
     2.5 Reemployment of a Participant. If a retired or former Participant is reemployed by an Employer or a Related Corporation after he incurs a Settlement Date in accordance with the provisions of Section 9.1, he shall again become an Active Participant on the date he is reemployed by an Employer and makes his election in accordance with the provisions of

Section 2.1; provided, however, that if he is not reemployed as an Employee, he shall again become an Active Participant on the first day thereafter on which he does become an Employee and makes his election in accordance with the provisions of Section 2.1.

ARTICLE III
EMPLOYER CONTRIBUTIONS
     3.1 Type and Amount of Contributions. For purposes of this Article III and the Plan generally, the following shall apply:
     (a) “Regular Matching Contribution” means the contribution of each Employer for each Contribution Period in an amount equal to 50% of the Tax Deferred Contributions and/or Taxable Employee Contributions which were made on behalf of eligible Participants in accordance with the provisions of Sections 4.1, 4.4 and 4.5 during the Contribution Period, as the case may be, and which were attributable to the first six percent of Compensation of each such Participant payable in the Contribution Period. For purposes of this paragraph (a) an “eligible Participant” is a Participant who is eligible for an allocation of Regular Matching Contributions for the Contribution Period pursuant to the provisions of Section 7.2.
     (b) “True Up Matching Contribution” means the contribution of each Employer for each Contribution Period (which shall be the Plan Year, as specified in Section 1.1(i)) that when aggregated with the Regular Matching Contributions made on each eligible Participant’s behalf for all Contribution Periods ending during the Plan Year will provide each such Participant with an Employer Matching Contribution at the maximum rate specified in paragraph (a) of this Section 3.1 taking into account the Participant’s Tax Deferred Contributions and/or Taxable Employee Contributions and Compensation for the full Plan Year. For purposes of this paragraph (b) an “eligible Participant” is a Participant who is eligible for an allocation of True Up Matching Contributions for the Plan Year pursuant to the provisions of Section 7.2.
     (c) “Additional Contribution” means any additional contribution for any Plan Year made by the Employers. An Additional Contribution, if made, shall be determined by action of the Board of Directors of the Company or their delegate.
     3.2 Payment of Contributions. The Employer Matching Contribution for any Contribution Period shall be paid to the Trustee within the period of time established by the Code for such contribution to be deductible by the Employers in computing federal income taxes with respect to the Plan Year, but regardless of when actually paid, for all purposes of this Agreement (other than investment, as described below), shall be deemed to have been made not later than the last day of such Plan Year. Employer Matching Contributions may not be made earlier than (i) the performance of services relating to the Tax Deferred Contributions to which such

Employer Matching Contributions relate, or (ii) when the Compensation that is subject to the election to make Tax Deferred Contributions would be payable to the Participant in the absence of an election to defer unless necessary to accommodate a bona fide administrative concern, the principal purpose of which is not to accelerate deductions. Upon receipt of any such Employer Matching Contribution, the Trustee shall deposit the same in the Nordson Stock Fund and the other Investment Funds as directed by the Committee.
     3.3 Limitation on Amount. Notwithstanding anything to the contrary contained in this Agreement, the Employer contributions for any Plan Year shall in no event exceed (i) the maximum amount which will constitute an allowable deduction for such year to the Employers under Section 404 of the Code, (ii) the maximum amount which may be contributed by the Employers under Section 415 of the Code, or (iii) the maximum amount which may be contributed pursuant to any wage stabilization law, or any regulation, ruling, or order issued pursuant to law.
     3.4 Finality of Determination. The Company shall have exclusive responsibility with respect to determining the amount of the Employer Matching Contribution and, upon determining such amount for a Contribution Period, shall transmit to the Committee and to the Trustee a statement of the amount of such Contribution. A determination so made shall be final and conclusive upon the Employers, the Committee, the Trustee, and all Participants, former Participants, and Beneficiaries.
     3.5 Effect of Plan Termination. Notwithstanding anything to the contrary contained in this Agreement, the termination of the Plan shall terminate the liability of the Employers to make further contributions hereunder, other than contributions for any Contribution Period ended prior to the time of such termination.

     3.6 Limitation on Employer Matching Contributions and Taxable Employee Contributions of Highly Compensated Employees. Notwithstanding anything to the contrary contained in the Plan, Employer Matching Contributions and Taxable Employee Contributions with respect to a Plan Year on behalf of eligible Highly Compensated Employees may not result in an average contribution percentage for Highly Compensated Employees that exceeds the greater of:
     (a) a percentage that is equal to 125 percent of the average contribution percentage for all other eligible Employees for the testing year, or
     (b) a percentage that is not more than 200 percent of the average contribution percentage for all other eligible Employees for the testing year and that is not more than two percentage points higher than the average contribution percentage for all other eligible Employees for the testing year.
In determining the contribution percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year, employer matching contributions, taxable employee contributions, and tax deferred contributions (to the extent taken into account in computing contribution percentages) being made on his behalf under any other plan of an Employer or a Related Corporation shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(m) of the Code do not permit such plan to be aggregated with the Plan. If one or more plans of an Employer or a Related Corporation are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year and use the same non-discrimination testing method
     The Committee shall maintain records sufficient to show that the limitation contained in this Section 3.6 was not exceeded with respect to any Plan Year and the amount of the Tax Deferred Contributions taken into account in computing contribution percentages for any Plan Year.
     For purposes of this Section 3.6, the following definitions shall apply:
     (c) The “contribution percentage” of an eligible Employee for a Plan Year shall be the ratio of his aggregate Taxable Employee Contributions, Employer Matching Contributions, and forfeitures with respect to the Plan Year to his test compensation for such Plan Year, except that, to the extent permitted by regulations promulgated by the Secretary of the Treasury, the Company may elect to take into account in computing the numerator of each eligible Employee’s contribution percentage the Tax Deferred Contributions made on behalf of the eligible Employee for the Plan Year.
     (d) An “eligible Highly Compensated Employee” shall mean a Highly Compensated Employee who has met the eligibility requirements of Section 2.1 to become a Participant, whether or not he has become a Participant.
     (e) An “eligible Employee” shall mean an Employee who has met the eligibility requirements of Section 2.1 to become a Participant, whether or not he has become a Participant.
     (f) The “testing year” shall mean the current Plan Year.
     (g) The “test compensation” of an eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and the Treasury Regulations issued thereunder, limited, however, to $200,000 (subject to adjustment annually as provided in Sections 401(a)(17)(B) and 415(d) of the Code; provided, however, that the dollar increase in effect on January 1, of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Committee, further limited solely to “test compensation” of an Employee attributable to periods of time when he is an eligible Employee. If the “test compensation” of an eligible Employee is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that eligible Employee by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an eligible Employee who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

The determination whether excess Taxable Employee Contributions or Employer Matching Contributions have been made by or for an eligible Employee with respect to a Plan Year shall occur after first determining the amount, if any, of that portion of the Tax Deferred Contribution of the eligible Employee that is in excess of the annual aggregate limitation on Tax Deferred Contributions and then determining the amount, if any, of Tax Deferred Contributions made on behalf of the eligible Employee that are in excess of the limitations imposed under Section 4.2.
     3.7 Forfeiture or Distribution of Excess Contributions. In the event that the limitation contained in Section 3.6 is exceeded in any Plan Year, the Committee shall determine the dollar amount of the excess by reducing the dollar amount of contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages. The determination of the amount of excess contributions shall be made after matching contributions attributable to Tax Deferred Contributions in excess of the limitation contained in Section 402(g) of the Code and excess Tax Deferred Contributions have been forfeited, if applicable.
     After determining the dollar amount of the excess contributions that have been made to the Plan, the Committee shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching Contributions, Taxable Employee Contributions, and Tax Deferred Contributions (to the extent Tax Deferred Contributions are taken into account in determining contribution percentages) allocated to their Separate Accounts as follows:
     (a) The contributions made on behalf of the Highly Compensated Employee with the largest dollar amount of Employer Matching Contributions, Taxable Employee Contributions, and Tax Deferred Contributions (to the extent such Tax Deferred Contributions are taken into account in determining contribution percentages) allocated to his Separate Accounts for the Plan Year shall be reduced by the lesser of (i) the dollar amount of the excess or (ii) the difference between the dollar amount of such contributions made on behalf of such Highly Compensated Employee and the Highly

Compensated Employee with the next highest dollar amount of such contributions allocated to his Separate Accounts for the Plan Year.
     (b) If the excess has not been fully allocated after application of the provisions of paragraph (a), the Committee shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Separate Accounts for the Plan Year, in the manner provided in paragraph (a) until the entire excess determined above has been allocated. Excess contributions allocated to a Highly Compensated Employee pursuant to this Section 3.7, plus any income and minus any losses attributable thereto through a date that is no more than 7 days prior to the date of forfeiture or distribution, as applicable, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. Excess Employer Matching Contributions shall be distributed only to the extent a Participant has a vested interest in such amounts and shall otherwise be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section 3.7 shall be treated as a forfeiture under the Plan in accordance with the provisions of Article IX as of the last day of the month in which the distribution of contributions pursuant to this Section 3.7 occurs.
     (c) To the extent necessary to eliminate such excess contributions as described above, there shall first be distributed Taxable Employee Contributions with respect to which there is no Employer Matching Contribution; thereafter Employer Matching Contributions, Taxable Employee Contributions, and Tax Deferred Contributions (to the extent Tax Deferred Contributions are taken into account in determining contribution percentages) shall be reduced on a pro rata basis. If an amount of Taxable Employee Contributions or Tax Deferred Contributions is distributed to a Participant pursuant to this Section 3.7, any Employer Matching Contributions attributable to such distributed Taxable Employee Contributions or Tax Deferred Contributions (plus any income and minus any losses attributable thereto through a date that is no more than 7 days prior to the date of forfeiture) shall be forfeited for the Plan Year. Any such forfeited amount shall be treated as a forfeiture under the Plan in accordance with the provisions of Section 9.12 as of the last day of the month in which the distribution of Taxable Employee Contributions occurs.
     3.8 Determination of Allocable Income. The income or loss attributable to excess contributions distributed or forfeited pursuant to Section 3.7 or Section 4.3 shall be determined under the method otherwise used for allocating income or loss to Participant’s Separate Accounts.

ARTICLE IV
PARTICIPANT CONTRIBUTIONS
     4.1 Tax Deferred Contributions. Commencing with the date on which an Employee becomes a Participant, he may elect to have Tax Deferred Contributions made to the Plan on his behalf by his Employer in an amount equal to a percentage of his Compensation of not less than one percent nor more than 16 percent or such lesser uniform percentage as the Committee may from time to time determine. Tax Deferred Contributions on behalf of a Participant shall commence with the first payment of Compensation made on or after the date on which his election is effective which cannot precede the earlier of (i) the performance of services relating to the Tax Deferred Contributions and (ii) when the Compensation that is subject to the election would be payable to the Participant in the absence of an election to defer unless necessary to accommodate a bona fide administrative concern, the principal purpose of which is not to accelerate deductions. In no event, however, may the Tax Deferred Contributions (excluding Catch-Up Contributions, if any) made on behalf of a Participant, when aggregated with all of his other elective deferrals under any other plan, contract, or arrangement of an Employer or a Related Corporation, exceed the “applicable limit” for the Participant’s taxable year beginning in the calendar year. The “applicable limit” for a Participant’s taxable year beginning in the 2006 calendar year is $15,000 and for each subsequent calendar year is an adjusted amount established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code. In the event a Participant elects to have his Employer make any Tax Deferred Contribution on his behalf, the Compensation of such Participant shall be reduced by the percentage he elected to have contributed in accordance with the terms of the Compensation reduction authorization in effect for such Participant pursuant to paragraph (a) of Section 2.1, subject, however, to the $15,000 (as adjusted) annual aggregate limitation on cash or deferred contributions, including Tax Deferred

Contributions (excluding Catch-Up Contributions, if any) hereunder. Notwithstanding anything to the contrary contained in this Plan, in the event that a Participant notifies the Committee in writing no later than the first March 1 following the close of his taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, such excess amounts, plus any income and minus any loss attributable thereto through a date that is not more than 7 days prior to the date of distribution, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. For purposes of this Section 4.1, “excess deferrals” means that portion of a Participant’s Tax Deferred Contributions (excluding Catch-Up Contributions, if any) that, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the limit imposed on the Participant under Section 402(g) of the Code for the taxable year of the Participant in which the Tax Deferred Contributions were made. In the event that a Participant’s aggregate elective deferrals under all plans of the Employers and all Related Corporations exceed the applicable limit under Section 402(g) of the Code for the taxable year, the Participant, no later than the first March 1 following the close of such taxable year shall be deemed to have designated the allocation of the excess deferrals among the Plan and any other plan of an Employer or a Related Corporation under which the elective deferrals occurred and shall be deemed to have notified each plan of the portion allocated to it, which shall be the excess deferrals multiplied by a fraction the numerator of which is the Participant’s elective deferrals for the taxable year under the plan and the denominator of which is the Participant’s elective deferrals for the taxable year, and the Company, not later than the first April 15 following the close of the taxable year, shall direct distribution to the Participant of the amount of the excess elective deferrals allocated to the Plan and any income or loss allocable thereto through a date that is not more than 7 days prior to the date of distribution; provided, however, that any such distributed excess elective deferrals shall nevertheless be taken into account for purposes of computing deferral percentages for the Plan Year in which made under Section 4.2, but with respect only to Highly Compensated Employees. The income or loss attributable to excess deferrals under the Plan shall be determined in the manner set forth in Section 3.8. The amount of excess deferrals for a taxable year under this Section 4.1 shall be reduced by any excess Tax Deferred Contributions as described in Sections 4.2 and 4.3 previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year. If an amount of Tax Deferred Contributions is distributed to a Participant pursuant to this Section 4.1, any Employer Matching Contributions attributable to such distributed Tax Deferred Contributions (plus any income and minus any loss attributable thereto through a date that is not more than 7 days prior to the date of forfeiture) shall be forfeited for the Plan Year. Any such forfeited amount shall be treated as a forfeiture under the Plan in accordance with the provisions of Section 9.13 for the Plan Year in which the distribution of Tax Deferred Contributions occurs.
     4.2 Limitation on Tax Deferred Contributions of Highly Compensated Employees. Notwithstanding any other provision in this Agreement to the contrary, no Tax Deferred Contributions (excluding Catch-Up Contributions, if any) made with respect to a Plan Year on behalf of eligible Highly Compensated Employees may result in an average deferral percentage for such Participants which exceeds the greater of:
     (a) a percentage that is equal to 125 percent of the average deferral percentage for all other eligible Employees for the testing year; or
     (b) a percentage that is equal to 200 percent of the average deferral percentage for all other eligible Employees for the testing year and that is not more than two percentage points higher than the average deferral percentage for all other eligible Employees for the testing year.

In determining the actual deferral percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of an Employer or a Related Corporation shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the plan during the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if Treasury Regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.
     If one or more plans of an Employer or Related Corporation are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year and use the same non-discrimination testing method.
     The Committee shall maintain records sufficient to show that the limitation contained in this Section 4.2 was not exceeded with respect to any Plan Year.
     For purposes of this Section 4.2, the “deferral percentage” of an eligible Employee for a Plan Year shall be the ratio of his Tax Deferred Contributions with respect to the Plan Year to his test compensation for such Plan Year. Notwithstanding the foregoing, contributions made on a Participant’s behalf for a Plan Year shall be included in determining his deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The terms

“eligible Highly Compensated Employee,” “eligible Employee,” “testing year,” and “test compensation” shall have the meanings given in Section 3.6.
     4.3 Distribution of Excess Tax Deferred Contributions. Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 4.2 is exceeded in any Plan Year, the Committee shall determine the dollar amount of the excess by reducing the dollar amount of contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages. The determination of the amount of excess contributions hereunder shall be made after amounts contributed in excess of the limitation in effect under Section 402(g) of the Code have been distributed pursuant to this Article IV, if applicable.
     After determining the dollar amount of the excess contributions that have been made to the Plan, the Committee shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax Deferred Contributions allocated to their Separate Accounts as follows:
     (a) The contributions made on behalf of the Highly Compensated Employee with the largest dollar amount of Tax Deferred Contributions allocated to his Separate Accounts for the Plan Year shall be reduced by the lesser of (i) the dollar amount of the excess or (ii) the difference between the dollar amount of such contributions made on behalf of such Highly Compensated Employee and the Highly Compensated Employee with the next highest dollar amount of such contributions allocated to his Separate Accounts for the Plan Year.
     (b) If the excess has not been fully allocated after application of the provisions of paragraph (a), the Committee shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Separate Accounts for the Plan Year, in the manner provided in paragraph (a) until the entire excess determined above has been allocated. Excess deferrals allocated to a Highly Compensated Employee, plus any income and minus any loss attributable thereto through a date that is not more than 7 days prior to the date of distribution, shall be distributed to such Participant prior to the end of the next following Plan Year.

     4.4 Taxable Employee Contributions. Any Participant may elect to make Taxable Employee Contributions in accordance with the terms of a payroll deduction authorization pursuant to paragraph (b) of Section 2.1; provided, however, that in no event may the Taxable Employee Contributions of such a Participant for any Plan Year, when added to his Tax Deferred Contributions made on his behalf, exceed the maximum election percentage of the Compensation of such Participant for such Plan Year as described in Section 4.1.
     4.5 Lump-sum Contributions. In addition to making Taxable Employee Contributions through payroll deduction, a Participant may elect to make Taxable Employee Contributions in a lump-sum cash form. Such lump-sum Taxable Employee Contributions shall be made at such times and in such manner and form as the Committee shall prescribe; provided, however, that any such contribution may not exceed the aggregate amount of all contributions which such Participant could have made or could have had made on his behalf under the Plan while a Participant, minus all contributions which such Participant made or had made on his behalf previously under the Plan.
     4.6 Administration. As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets or the date a Taxable Employee Contribution is otherwise delivered to an Employer, each Employer shall cause to be delivered to the Trustee in cash all Tax Deferred Contributions and Taxable Employee Contributions attributable to such amounts, but in no event later than 15 days after the end of the month to which such contributions apply. The Trustee shall credit the amount of Tax Deferred Contributions and Taxable Employee Contributions of each Participant which are received by it to the Participant’s Separate Accounts in accordance with the provisions of Section 5.2 upon receipt.

     4.7 Changes in Contribution Authorization. A Participant may change the percentage of his Compensation which he contributes, or has contributed on his behalf, to the Plan at such time or times during the Plan Year as the Committee may prescribe, which shall be at least once per Plan Year. Any such change shall be made on a form and in the manner prescribed by the Committee or electronically in accordance with rules and procedures prescribed by the Committee; provided, however, that such Participant may only elect a percentage which when the percentage of his Tax Deferred Contributions and Taxable Employee Contributions are added together shall not exceed the maximum election percentage described in Section 4.1. Until otherwise altered or terminated in accordance with the provisions of this Agreement, such contribution authorization shall continue in full force and effect from Plan Year to Plan Year.
     4.8 Suspension of Contributions by a Participant. Any Participant who is making Tax Deferred Contributions under Section 4.1 or Taxable Employee Contributions under Section 4.4 may suspend such Tax Deferred Contributions or Taxable Employee Contributions at any time by giving advance notice to his Employer at such time and in such manner as the Committee may prescribe. Any such suspension shall be implemented by his Employer commencing with the payment of Compensation next following its receipt of such notice and shall remain in effect until such contributions are resumed as hereinafter set forth. A Participant’s Compensation contribution authorization shall be automatically revoked in the manner provided in Section 2.4 upon his ceasing to be an Active Participant.
     4.9 Resumption of Contributions by a Participant. Any Participant who is an Employee and who has suspended making, or having made on his behalf, contributions under the provisions of Section 4.8, may resume making, or having made on his behalf, contributions at such time and in such manner as the Committee may prescribe. Any Participant whose contribution election has been revoked by the operation of Section 2.4, may resume making, or having made on his behalf, contributions immediately upon being transferred directly from employment (i) with an Employer in a capacity other than as an Employee, or (ii) with a Related Corporation, to employment as an Employee by making a contribution election for such purpose at such time and in such manner as the Committee may prescribe. A Participant who has made a withdrawal in accordance with the provisions of Section 4.11 and whose Tax Deferred Contributions and Taxable Employee Contributions are suspended by reason thereof may resume making, or having made on his behalf, Tax Deferred Contributions and Taxable Employee Contributions following the date the Participant is permitted to make such contributions pursuant to the provisions of Section 4.11 by making a contribution election for such purpose at such time and in such manner as the Committee may prescribe.
     4.10 Withdrawal of Taxable Employee Contributions. In accordance with procedures established by the Committee, a Participant may withdraw from the Trust an amount in his Separate Accounts that is attributable to his Taxable Employee Contributions, or the value of such Contributions, if less, reduced by the total amount of all prior withdrawals, if any, made by him under this Section 4.10. Any amount withdrawn by a Participant under the provisions of this Section 4.10 shall be taken from his Separate Accounts in accordance with such rules and procedures as the Committee shall from time to time adopt.
     4.11 Withdrawal of Tax Deferred and Rollover Contributions. In accordance with procedures established by the Committee and subject to the provisions of this Section 4.11, a Participant may apply for a withdrawal of an amount from his Separate Accounts that is attributable to Tax Deferred Contributions or Rollover Contributions, or both; provided, however, that no such withdrawal shall be permitted by the Committee unless it shall determine that such withdrawal is necessary to satisfy an immediate and heavy financial need on account of:
     (a) Medical expenses (as described in Section 213(d) of the Code determined without regard to whether the expenses exceed 7.5% of adjusted gross income) incurred by the Participant, his spouse, or any of his dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;
     (b) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (c) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents as defined in Section 152 of the Code, but without regard to Sections 152(b)(1); (b)(2), or (d)(1)(B) of the Code;
     (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence.
     (e) Funeral or burial expenses for the Participant’s deceased parents, spouse, child or dependent (as defined in Section 152(b)(1)(B) of the Code); or
     (f) Expenses to repair damages to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).
     Moreover, no such withdrawal shall exceed an amount equal to the lesser of:
     (i) the aggregate of his sub-account balances reflecting Tax Deferred Contributions as of the most recent Valuation Date, exclusive of any earnings credited to such sub accounts after December 31, 1988, plus the aggregate of his sub-account balances reflecting Rollover Contributions, or,
     (ii) the amount required to meet the immediate financial need created by the hardship; provided, however, that the amount of the need may include amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the withdrawal.
A withdrawal shall not be determined by the Committee to be necessary to satisfy an immediate and heavy financial need of the Participant to the extent such need may be satisfied from other resources that are reasonably available to the Participant, which determination shall generally be made on the basis of all relevant facts and circumstances. A withdrawal shall be treated as necessary to satisfy a financial need if the Company reasonably relies upon the Participant’s representation that the need cannot be relieved:
     (a) Through reimbursement or compensation by insurance or otherwise;
     (b) By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;
     (c) By cessation of Tax Deferred Contributions and Taxable Employee Contributions under the Plan; or
     (d) By other distributions or non taxable (at the time of the loan) loans from the Plan or other plans maintained by the Employer, or by borrowing from commercial sources on reasonable commercial terms.
Notwithstanding the foregoing, a withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:
     (a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;
     (b) The Participant has obtained all distributions, other than hardship distributions, and all non taxable loans currently available under all plans maintained by an Employer or any Related Corporation; and
     (c) The Participant’s Tax Deferred Contributions and Taxable Employee Contributions under the Plan are suspended for a period of at least 6 months after his receipt of the withdrawal. The Participant is also prohibited, under the terms of an otherwise legally enforceable agreement, from making elective contributions to all other plans maintained by the Employer for at least 6 months after his receipt of the withdrawal. For this purpose the phrase “plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code and also includes a stock option, stock purchase, or similar plan maintained by the Employer.
A Participant shall not fail to be treated as an eligible Employee for purposes of Section 401(k) of the Code or Section 401(m) of the Code merely because his contributions are suspended in accordance with this Section 4.11. Except as otherwise provided in this Section 4.11, a hardship withdrawal shall not affect the Participant’s right under the Plan to make withdrawals or continue to be a Participant, but a distribution under the deemed necessity standard of this Section 4.11 shall require suspension of the Participant’s Tax Deferred Contributions and Taxable Employee Contributions for the period and to the extent provided above. Any amount withdrawn by a Participant under the provisions of this Section 4.11 shall be taken from his Separate Accounts in accordance with such rules and procedures as the Committee shall from time to time adopt. Upon receipt of instructions to such effect from the Company, the Trustee shall pay such amount to the Participant.
     4.12 Overriding Limitation. Notwithstanding anything to the contrary contained in this Agreement, any funds attributable to any Participant’s contributions and elective deferrals shall be fully vested in such Participant, and the forfeiture provisions contained in this Agreement shall not apply to them.
     4.13 Election Adjustments. Notwithstanding any other provision to the contrary contained in this Agreement, in the event any contributions made by or on behalf of a Participant, when aggregated with Employer Matching Contributions allocated to him, would exceed the limitations set forth in Section 3.6, 4.2 or 7.6, as the case may be, the elections contained in this Article IV with respect to such Participant’s contributions may be adjusted prospectively in accordance with procedures adopted by the Committee in such a manner so as to prevent such limits from being exceeded.
     4.14 Catch-Up Contributions. All Employees who are eligible to make Tax Deferred Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Except as otherwise provided in the next sentence, Catch-Up Contributions shall be treated for all purposes as Tax Deferred Contributions except that Catch-Up Contributions shall not be subject to the percentage limitations set forth in Section 4.1. Notwithstanding the preceding sentence, Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12) or 410(b) of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

ARTICLE V
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS
     5.1 Deposit of Contributions. All Employer Matching Contributions made with respect to Participants who are not fully vested in their Separate Account balances by reason of not having completed at least three years of vested service and who have not attained age 55 shall be deposited by the Trustee in the Nordson Stock Fund. Employer Matching Contributions made with respect to all other Participants, as well as Tax Deferred Contributions and Taxable Employee Contributions, shall be deposited by the Trustee in the Nordson Stock Fund or the other Investment Funds as the Committee shall direct; provided, however, that the Committee’s directions shall be based upon the investment election of each Participant made in accordance with the provisions of Section 5.2.
     5.2 Investment Elections of Current Contributions. Each Participant who is not fully vested in his Separate Account balances by reason of having completed less than three years of vested service and who has not attained age 55 shall make an investment election directing the manner in which the Tax Deferred Contributions and Taxable Employee Contributions, if any, made by him or on his behalf shall be deposited and held by the Trustee. Each other Participant shall make an investment election directing the manner in which the Employer Matching Contributions, Tax Deferred Contributions, and Taxable Employee Contributions, if any, made by him or on his behalf shall be deposited and held by the Trustee. Any such investment election shall be made on a form and in the manner prescribed by the Committee or electronically in accordance with rules and procedures prescribed by the Committee and shall specify the percentage of such contribution in one percent increments that shall be deposited in one or more of the Funds described in Section 6.1, with the sum of such percentages to equal 100 percent. The investment option so elected by a Participant shall remain in effect until he ceases to be a

Participant or files an election changing his investment options as hereinafter provided. A Participant may change his investment election as of such dates as the Committee may prescribe from time to time; provided, however, that such change will be timely only if filed in writing or electronically in accordance with rules and procedures prescribed by the Committee. Any such change shall not affect amounts credited to any Separate Account of such Participant as of any date prior to the date on which such change is to become effective.
     5.3 Election to Change Investment of Prior Contributions. Subject to Section 5.4, effective as of such dates as the Committee may from time to time prescribe, a Participant who is not fully vested in his Separate Account balances by reason of having completed less than three years of vested service and who has not attained age 55 may elect to have portions of his Separate Accounts which are attributable to prior Tax Deferred Contributions and Taxable Employee Contributions and which are deposited and invested in a Fund transferred to any other Fund or Funds and each other Participant (including for this purpose a Beneficiary, in the case of a Participant who is deceased) may elect to have his Separate Accounts which are attributable to Employer Matching Contributions, Tax Deferred Contributions, and Taxable Employee Contributions and which are deposited and invested in a Fund transferred to any other Fund or Funds; provided, however, that after any such transfer, the interest in any Fund of a Participant who has made such an election shall be in increments of one percent with an aggregate interest in all Funds of 100 percent. A Participant’s election will be timely only if filed in writing or electronically in accordance with rules and procedures prescribed by the Committee. Notwithstanding the foregoing, however, a Participant who elects to have an amount transferred from his Separate Account invested in the Nordson Stock Fund to another Fund or Funds may not elect another such transfer from his Separate Account invested in the Nordson Stock Fund for a period of at least thirty days following such transfer; and effective on and after March 31, 2007, a Participant who elects to have an amount invested in any Fund transferred to any other Fund or Funds may not elect another such transfer for a period of at least thirty days following such transfer.
     5.4 Diversification Elections. Notwithstanding Section 5.3,
     (a) Effective January 1, 2007, each Participant who has completed at least 3 years of Service (and each beneficiary of (i) a Participant who has completed at least 3 years of Service or (ii) a deceased Participant) may elect to have his Separate Account which is attributable to Employer Matching Contributions allocated to his account in a Plan Year beginning on or after January 1, 2007 and which is invested in the Nordson Stock Fund transferred to any other Fund or Funds in accordance with the procedures set forth in Section 5.3.
     (b) Effective January 1, 2007, each Participant who has completed at least 3 years of Service (and each beneficiary of (i) a Participant who has completed at least 3 years of Service or (ii) a deceased Participant) may elect to have 100 percent of his Separate Account which is attributable to Employer Matching Contributions allocated to his account in a Plan Year beginning before January 1, 2007 and which is invested in the Nordson Stock Fund transferred to any other Fund or Funds in accordance with the procedures set forth in Section 5.3.

ARTICLE VI
ESTABLISHMENT OF FUNDS AND PARTICIPANTS’ ACCOUNTS
     6.1 Establishment of Commingled Funds. The Trustee shall establish a commingled fund hereunder known as the Nordson Stock Fund and one or more other commingled funds, each of which is an Investment Fund, to hold and administer all assets of the Trust, except assets segregated into Separate Loan Funds as provided in Article VIII and assets held under the ESOP Feature as provided in Article X. The Committee shall determine the number and type of Investment Funds which are from time to time to be maintained and shall notify the Trustee concerning the same, which notice shall include investment guidelines and objectives as described in Section 13.2. All assets of each Investment Fund shall be held and administered by the Trustee through the media of such commingled funds as separate common trust funds. The interest of each Participant or Beneficiary under the Plan in any such commingled fund shall be an undivided interest. With respect to the Nordson Stock Fund, the Trustee shall be directed by the Company with respect to the investment of assets therein and shall be protected in following the directions of the Company with respect to such investment.
     6.2 Separate Accounts. Each Participant shall have established in his name Separate Accounts with respect to each Investment Fund. Each Separate Account of a Participant shall be divided into sub-accounts reflecting the portion of the Separate Account that is derived from his Tax Deferred Contributions, his Taxable Employee Contributions, and his share of Employer Matching Contributions and forfeitures.
     6.3 Rollover Contributions. Any Employee who is entitled to make a rollover contribution may elect to make such a rollover contribution to the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such rollover contribution at such time or times and in such manner as shall be specified by the Committee, together with his election as to the investment of such amounts made in accordance with the provisions of Section 5.2, in the event he does not have such an election in effect. Upon receipt by the Trustee, such assets shall be deposited in the Nordson Stock Fund or the other Investment Funds in accordance with the Employee’s investment election under Section 5.2, and a Rollover Sub-Account with respect to any Fund in which such assets are deposited shall be established in the name of such Employee and credited with such assets as of such date. Thereafter, any Rollover Sub-Accounts so established shall be adjusted in accordance with the provisions of Article VII. A rollover contribution by an Employee pursuant to this Section 6.3 shall not be deemed to be a contribution of such Employee for any purpose of this Agreement. The Rollover Sub-Accounts of an Employee shall, however, comprise a portion of his Separate Accounts for purposes of Article VIII and comprise a portion of his interest under the Plan. For purposes of this Section 6.3, a “rollover contribution” is (a) a direct rollover of (i) an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, or (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, (b) a Participant contribution of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, (ii) an annuity contract described in Section 403(b) of the Code or (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (c) a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.
     6.4 ESOP Diversification. In the event that an Employee elects, pursuant to the terms of the Nordson Corporation Non-Union Employees Stock Ownership Plan and in accordance with procedures established by the Committee, to diversify a portion of his interest under the Nordson Corporation Non-Union Employees Stock Ownership Plan by transfer to the Plan for investment hereunder, the Trustee shall upon receipt of assets relating to such diversification election deposit such assets in the Trust, establish a Diversification Sub-Account for such Employee reflecting amounts transferred from the Nordson Corporation Non-Union Employees Stock Ownership Plan at the election of such Employee, credit an amount equal to the fair market value of such assets to such Diversification Sub-Account, and invest such assets based on directions given by the Employee in the manner described in Article V. Such Diversification Sub-Account shall remain fully vested at all times and shall be held, administered, and distributed in accordance with the provisions of the Plan applicable generally to Employer Contributions.

ARTICLE VII
ALLOCATIONS TO ACCOUNTS AND VALUATIONS
     7.1 Transmittal of Information Concerning Contributions. The Committee shall have prepared and transmit to the Trustee information with respect to the amount of Tax Deferred Contributions, Taxable Employee Contributions, and Rollover Contributions from time to time made by or on behalf of each Participant, including:
     (a) the Compensation for such Plan Year of each person who is a Participant as of the last day of such Plan Year; and
     (b) the Compensation for such Plan Year of each Active Participant whose employment terminated during the Plan Year in accordance with paragraph (a), (b), or (c) of Section 9.1.
Moreover, for each Plan Year the Trustee shall prepare and transmit to the Company the following information:
     (c) a list of the Participants who have made an election pursuant to Sections 5.2, as well as an indication of the election made by each such Participant; and
     (d) the contribution percentage rate elected for such Plan Year by each person described in paragraph (a) or (b) of this Section 7.1.
     7.2 Allocation of Employer Matching Contributions and of Any Additional Employer Contributions. Allocations under this Section 7.2 shall be subject to the provisions of Sections 2.4, 4.7, and 4.9.
     The Regular Matching Contribution for a Contribution Period shall be allocated among all Participants. This allocation will be made in proportion to the respective amounts of such Participants’ Tax Deferred Contributions and, in certain cases, Taxable Employee Contributions made in accordance with the provisions of Sections 4.4 and 4.5 for the Contribution Period, to the extent such contributions are taken into account under Section 3.1.

     The True Up Matching Contribution for a Contribution Period shall be allocated among Participants who are Active Participants as of the last day of the Plan Year and Active Participants whose employment terminated during the Plan Year in accordance with paragraph (a), (b), or (c) of Section 9.1. This allocation shall be made in the amount determined with respect to each such Participant under the provisions of paragraph (b) of Section 3.1.
     Any Additional Contribution of the Employers made pursuant to Section 3.1 shall be allocated among Participants who were Active Participants as of the last day of the Plan Year and Active Participants whose employment terminated during the Plan Year in accordance with paragraph (a), (b), or (c) of Section 9.1, to the extent the amount of such Additional Contribution is sufficient therefor, in the following manner and order:
     (a) First, there shall be allocated to each such Participant who has contributed, or had contributed on his behalf, one percent of his Compensation, an amount equal to 50% of such one percent of Compensation;
     (b) Next, there shall be allocated to each such Participant who has contributed, or had contributed on his behalf, not less than two percent of his Compensation, an amount equal to 50% of the portion of such Compensation which is in excess of one percent but not in excess of two percent;
     (c) Next, there shall be allocated to each such Participant who has contributed, or had contributed on his behalf, not less than three percent of his Compensation, an amount equal to 50% of the portion of such Compensation which is in excess of two percent but not in excess of three percent;
     (d) Next, there shall be allocated to each such Participant who has contributed, or had contributed on his behalf, not less than four percent of his Compensation, an amount equal to 50% of the portion of such Compensation which is in excess of three percent but not in excess of four percent;
     (e) Next, there shall be allocated to each such Participant who has contributed, or had contributed on his behalf, not less than five percent of his Compensation, an amount equal to 50% of the portion of such Compensation which is in excess of four percent but not in excess of five percent;
     (f) Next, there shall be allocated to each such Participant who has contributed, or had contributed on his behalf, not less than six percent of his

Compensation, an amount equal to 50% of the portion of such Compensation which is in excess of five percent but not in excess of six percent;
     (g) Finally, any unallocated balance of the Employers’ Additional Contribution for such year shall be allocated to each such Participant in the ratio that the amount of his contributions for such year which are based upon Compensation, and which do not exceed six percent of such Compensation, bears to the aggregate amount of the contributions of all such Participants for such Plan Year which are based upon Compensation paid by the Employers for such Plan Year and which, in the case of each such Participant, do not exceed six percent of such Compensation paid to him.
If the amount available for allocation under any one of the foregoing paragraphs (a) through (f), inclusive, is insufficient to provide the full allocation required under such paragraph, the amount to be allocated to such Participant under such paragraph shall be such portion of the amount otherwise allocable to him thereunder as the amount available for allocation to all Participants thereunder bears to the total amount otherwise allocable to all Participants thereunder.
     7.3 Allocation and Crediting of Forfeitures. Subject to the provisions of Section 2.4, any forfeitures occurring during a Plan Year shall be allocated only among persons who, as of the last day of that Plan Year, are Active Participants. Such forfeitures shall be allocated in proportion to the percentage contribution or deferral election (not, however, in the aggregate exceeding six percent) such person has in effect under the Plan on the last day of the Plan Year.
     7.4 Readjustments of Participants’ Accounts. Separate Accounts in the Investment Funds shall be valued by the Trustee on each Valuation Date, either in the manner adopted by the Trustee and approved by the Committee or in the manner set forth in Section 7.5 as valuation procedures, as determined by the Committee. Subject to the provisions of Section 7.6, all contributions made under the Plan shall be credited to Separate Accounts of Participants (or Separate Accounts of former Participants described in paragraph (b) of Section 7.1, as the case may be) by the Trustee, in accordance with procedures established by the Committee, either when received or on the succeeding Valuation Date after valuation of the Investment Funds has been completed for such Valuation Date as provided in Section 7.5, as shall be determined by the Committee.
     7.5 Valuation of Investment Funds and Separate Accounts. With respect to each Investment Fund, the Committee may determine that the following procedures shall be applied. As of each Valuation Date, the portion of any Separate Account in an Investment Fund shall be adjusted to reflect any increase or decrease in the value of the Investment Fund for the period occurring since the immediately proceeding Valuation Date for the Investment Fund (the “valuation period”) in the following manner:
     (a) First, the value of the Investment Fund shall be determined by valuing all of the assets of the Investment Fund at fair market value.
     (b) Next, the net increase or decrease in the value of the Investment Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Investment Fund during the valuation period.
     (c) Finally, the net increase or decrease in the value of the Investment Fund shall be allocated among Separate Accounts in the Investment Fund in the ratio of the balance of the portion of such Separate Account in the Investment Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Separate Account balance in the Investment Fund since the Valuation Date to the aggregate balances of the portions of all Separate Accounts in the Investment Fund similarly adjusted, and each Separate Account in the Investment Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Committee may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Investment Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Investment Fund made by or on behalf of a Participant during the valuation period.
     7.6 Limitation on Crediting of Contributions. Notwithstanding anything to the contrary contained in this Agreement, the amount of Employer Matching Contributions, Employer ESOP Contributions, and forfeitures as well as Tax Deferred Contributions and Taxable Employee Contributions which may be credited to the Separate Accounts of any

Participant (including, for purposes of this Section 7.6, any former Participant, and including Separate ESOP Accounts) shall be subject to the following provisions:
     (a) For purposes of this Section 7.6, the annual addition with respect to a Participant shall mean the sum for any Limitation Year of the following amounts:
     (i) Employer Matching Contributions, Employer ESOP Contributions, and forfeitures that are credited to the Separate Accounts of such Participant for such Limitation Year pursuant to Sections 7.2 and 10.11;
     (ii) Tax Deferred Contributions (excluding Catch-Up Contributions, if any) which are credited to the Separate Accounts of such Participant for such Limitation Year pursuant to Section 4.1;
     (iii) Taxable Employee Contributions that are credited to the Separate Accounts of such Participant for such Limitation Year pursuant to Sections 4.4 and 4.5;
     (iv) the amount, if any, of contributions and forfeitures as provided in subparagraphs (i), (ii), and (iii) above which are credited to the Participant under any other defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan; and
     (v) amounts described in Sections 415(l) (2) and 419A(d)(3) of the Code allocated to the Participant’s account.
     (b) For purposes of this Section 7.6, a “Limitation Year” shall mean the Plan Year and the “compensation” of a Participant shall mean the “participant’s compensation” as defined in Section 415(c)(3) of the Code and the Treasury Regulations issued thereunder.
     (c) For each Limitation Year, the annual additions with respect to a Participant shall not exceed the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (ii) 100 percent of such Participant’s compensation for such Limitation Year. The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition. If the annual addition to the Separate Accounts of a Participant in any Limitation Year would exceed the limitation contained in this Section 7.6 absent such limitation, there shall first be returned to such Participant the amount of his Taxable Employee Contributions for such Limitation Year which is necessary to eliminate such excess (plus the earnings calculated through a date that is not more than 7 days prior to the date of distribution, if any, attributable to such excess amount), but only to the extent no Employer Matching Contributions have been allocated with respect thereto. If the limitation contained in this Section 7.6 still would be exceeded after returning all the Participant’s Taxable Employee Contributions for such Limitation Year, a portion of the

Tax Deferred Contributions of such Participant, to the extent necessary to eliminate such excess (plus the earnings calculated through a date that is not more than 7 days prior to the date of distribution, if any, attributable to such excess amount), shall be distributed to such Participant, but only to the extent that no Employer Matching Contributions have been allocated with respect thereto. In the event the limitation contained in this Section 7.6 would still be exceeded, the portion of forfeitures which would be allocated to such Participant under Article VII shall be allocated to other Participants in accordance with the provisions of Article VII. In the event the limitation contained in this Section 7.6 still would be exceeded, any remaining Taxable Employee Contributions and Tax Deferred Contributions and the portion of the Employer Matching Contribution which would be allocated with respect thereto under Article VII, but which would exceed the limitation herein, shall be reduced to the extent necessary on a pro rata basis; to the extent necessary any Employer ESOP Contributions allocated to such Participant shall then be reduced. Any such Taxable Employee Contributions and Tax Deferred Contributions (plus the earnings calculated through a date that is not more than 7 days prior to the date of distribution, if any, attributable thereto) shall be distributed to the Participant, and any such Employer Matching Contributions or Employer ESOP Contributions shall be held unallocated in a suspense account established for such Limitation Year which shall share in any increase or decrease in the net worth of the Trust. In the event such a suspense account is established, the excess amounts held thereunder shall reduce the Employer Matching Contribution or Employer ESOP Contribution for the next Limitation Year (and succeeding Limitation Years, as necessary) with respect to such Participant, if such Participant is covered by the Plan as of the end of the Limitation Year. If such Participant is not covered by the Plan as of the end of the Limitation Year, then such excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to the Separate Accounts of all of the remaining Participants in the Plan in accordance with the provisions of Article VII before any Employer Matching Contribution, Employer ESOP Contribution, Tax Deferred Contribution, or Taxable Employee Contribution which would constitute annual additions may be made to the Plan for such Limitation Year. For purposes of this paragraph (c), excess annual contributions shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of Section 415 of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the provision set forth above.
     (d) In the event that a Participant or former Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, the procedure set forth in paragraph (c) of this Section 7.6 shall be implemented first by returning the Participant’s or former Participant’s own contributions for such Limitation Year under all of the defined contribution plans. If the limitation contained in this Section 7.6 still is not satisfied after so returning the Participant’s own contributions under all such plans, the procedure set forth in such paragraph (c) shall be implemented by then distributing the Participant’s or former Participant’s elective contributions under all of the defined contribution plans. If the limitation contained in this Section 7.6 still is not satisfied after so distributing the Participant’s elective deferrals under all such plans, the amount of the employer contributions and of any forfeitures which are distributed or deemed a forfeiture under paragraph (c) of this Section 7.6 shall be effected on a pro rata basis among all of such plans unless the Participant is covered by an employee stock ownership plan, in which event the distribution and forfeiture shall be effected first under any defined contribution plan that is not an employee stock ownership plan and, if the limitation is still not satisfied, then under any employee stock ownership plan on a pro rata basis.
     (e) For purposes of this Section 7.6, the meaning of “Related Corporation” shall be as modified by Section 415(h) of the Code.
     (f) The limitations contained in this Section 7.6 shall not apply to forfeitures of Shares if such Shares were acquired with the proceeds of a Loan and shall not apply to Employer ESOP Contributions that are applied by the Trustee to the repayment of interest on a Loan and are charged against the Participant’s account. The provisions of this paragraph (f) shall be applicable only to a Plan Year in which no more than one-third of Employer Contributions which are deductible under Section 404(a)(9) of the Code are allocated to the Separate ESOP Accounts of Participants who are Highly Compensated Employees.
     (g) If for any Plan Year ESOP Contributions are used to repay a Loan and Shares are thereby released from the Suspense Fund, the annual additions for the Plan Year with respect to such Shares shall be determined based upon the amount of the Employer contributions used to repay the Loan.
     7.7 Determinations of Trustee. The Trustee shall have the responsibility for determining the net income, liabilities, and value of the assets of each Investment Fund and the balance of each Separate Account maintained thereunder, as well as each Separate Loan Fund. The Trustee’s determinations thereof shall be conclusive upon all interested parties.
     7.8 Notification. As soon as practicable after the end of each Plan Year, the Trustee shall notify the Company and the Committee of the balance of all Separate Accounts of Participants, former Participants, and Beneficiaries as of the last day of such Plan Year.

ARTICLE VIII
LOANS TO PARTICIPANTS
     8.1 Approval of Loan. A Participant (including for purposes of this Article VIII any former Participant who is a party in interest) may make application to the Committee for a loan from his Separate Accounts. Loans shall be made in accordance with written rules of the Committee which are hereby incorporated in and made a part of the Plan. Applications will be accepted during any application period specified by the Committee for a Plan Year. In determining whether to grant a loan to a Participant, and the amount of any such loan, consideration shall be given to the basic purposes of the Plan and to a determination of whether or not the loan meets the requirements of this Article VIII. No more than two loans will be permitted to be outstanding at any one time for any Participant. Each loan shall be adequately secured. As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in not more than 50% of his vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions and, in the case of a Participant who is an active employee, also shall enter into an agreement to repay the loan by payroll withholding. A loan shall not be granted unless the Participant consents in writing to the charging of his Separate Account in accordance with the provisions of Section 8.3 for unpaid principal and interest amounts in the event the loan is declared to be in default. If a loan is approved for a Participant, the Trustee shall transfer an amount equal to the loan amount from the Participant’s Separate Accounts (not including his Separate ESOP Accounts, however) to a Separate Loan Fund established by the Trustee for the Participant’s benefit. The Participant’s Separate Accounts shall be debited to reflect the transfer of any amounts to the Participant’s Separate Loan Fund. The Trustee shall make the loan approved hereby to the Participant out of the Participant’s Separate Loan Fund.

     8.2 Terms and Conditions. The Committee shall prescribe the terms and conditions of any such loan, but in any event the following shall apply:
     (a) The interest rate shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.
     (b) The term shall be not less than six months and no greater than five years.
     (c) The minimum amount of any loan to a Participant shall equal at least $500.00. The maximum amount of any such loan, when added to the outstanding balance of all other loans from the Plan to the Participant shall not exceed the lesser of:
     (i) $50,000, reduced by the excess, if any of (A) the highest outstanding balance of loans from the Plan to the Participant during the immediately preceding 12-month period, over (B) the outstanding balance of all loans from the Plan to the Participant as of the date of such loan; or
     (ii) 50 percent of the value of the nonforfeitable portion of such Participant’s Separate Accounts and Separate ESOP Accounts, valued as of the Valuation Date immediately preceding the current loan application period and reduced by the amount of any withdrawals by the Participant since such Valuation Date; or
     (iii) 50 percent of the present value of the nonforfeitable portion of such Participant’s Separate Accounts and Separate ESOP Accounts under the Plan and all other plans maintained by an Employer or Related Corporation, determined as of the date such loan is granted.
     For purposes of this Article VIII, except Subsection (ii) above, in the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code), which constitutes trades or businesses (whether or not incorporated) under common control (as defined in Section 414(c) of the Code), or which constitutes an affiliated service group (as defined in Section 414(m) of the Code), all such employers shall be considered as a single employer and all plans maintained by such employer shall be treated as one plan (referred to in this paragraph (c) as the “Plan”).
     (d) Except as otherwise permitted under Treasury Regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.
     8.3 Repayment of Loan. The loan shall be repaid, with interest, in equal installments over the term of the loan and the Company shall collect payment on the loan through reasonable payroll deduction procedures. A Participant may, however, prepay the entire balance of his loan in one single lump sum without the imposition of any prepayment penalty. The Trustee shall credit each payment of interest and repayment of principal with respect to a loan and allocate such monies in accordance with procedures adopted by the Committee among the Separate Accounts of such Participant as directed by the Committee in accordance with the Participant’s investment elections provided in Section 5.2. In the event of failure on the part of a Participant to make, or cause to be made, any payment required under the terms of the loan within 30 days following the date on which such payment shall become due, the Committee may declare the entire balance of such loan, together with accrued interest, immediately due and payable. In the event a Participant with respect to whom a loan is outstanding (and who is not subsequently a party in interest) terminates employment, the entire balance of such loan, together with accrued interest, shall become due and payable within 30 days following the date of such termination of employment. In any such event, if the balance and interest thereon is not then paid, the Committee shall direct the Trustee to charge the Separate Accounts of such Participant with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement. The charging of a Participant’s Separate Accounts, in repayment or partial repayment of a loan, shall be deemed to be an advance distribution to such Participant.

ARTICLE IX
TERMINATION OF PARTICIPATION AND DISTRIBUTION
     9.1 Termination of Participation. Each Participant shall cease to be a Participant hereunder upon the first to occur of the following dates:
     (a) on the date such Participant’s employment with an Employer or a Related Corporation is terminated after he has attained age 55;
     (b) on the date such Participant’s employment with an Employer or a Related Corporation is terminated because of physical or mental disability preventing his continuing in the service of such Employer, as determined by the Committee upon the basis of a written certificate of a physician selected by it;
     (c) on the date such Participant’s employment with an Employer or a Related Corporation is terminated because of the death of such Participant;
     (d) on the date such Participant’s employment with an Employer or a Related Corporation is terminated after he has completed five years of vested service under Section 9.4 or, for purposes of any Participant who completes an Hour of Service on or after January 1, 2007, on the date such Participant’s employment with an Employer or a Related Corporation is terminated after he has completed three years of vested service under Section 9.4; or
     (e) on the date such Participant’s employment with an Employer or a Related Corporation is terminated under any other circumstances.
The date upon which a Participant ceases to be such is hereinafter referred to as his “Settlement Date”, and written notice thereof shall be given promptly by the Company to the Trustee. Notwithstanding anything to the contrary contained in this Agreement, upon attainment of age 55 a Participant’s right to receive distribution of the balance of his Separate Accounts and Separate ESOP Accounts as of his Settlement Date, in accordance with the provisions of this Article IX, shall be fully vested and nonforfeitable.
     Notwithstanding the foregoing, a transfer from a classification of Employee to a classification of leased employee (as defined in Section 17.15) shall not be a termination of employment for purposes of the Plan.

     9.2 Vesting Schedule. A Participant whose employment terminates in accordance with paragraph (a), (b), (c), or (d) of Section 9.1 shall have a 100% vested interest in his sub-accounts reflecting his share of Employer Matching Contributions and forfeitures and in his Separate ESOP Accounts. A Participant whose employment terminates in accordance with paragraph (e) of Section 9.1 shall have a vested interest in his sub-accounts reflecting his share of Employer Matching Contributions and forfeitures and in his Separate ESOP Accounts equal to a percentage, but in no event in excess of 80%, determined in accordance with the following schedule:

Years of Vested Service	Percentage
Less than one	0
One but less than two	20
Two but less than three	40
Three but less than four	60
Four but less than five	80
or for purposes of a Participant whose employment terminates in accordance with paragraph (e) of Section 9.1 on or after January 1, 2007, such Participant shall have a vested interest in his sub-accounts reflecting his share of Employer Matching Contributions and forfeitures equal to a percentage, but in no event in excess of 66 2/3%, determined in accordance with the following schedule:

Years of Vested Service	Percentage
Less than one	0
One but less than two	33 1/3
Two but less than three	66 2/3
     9.3 Separate Accounting for Non-Vested Amounts. If as of a Participant’s Settlement Date the Participant’s vested interest in his sub-accounts reflecting his share of Employer Matching Contributions and forfeitures and in his Separate ESOP Accounts is less than 100 percent, that portion of his sub-accounts reflecting his share of Employer Matching

Contributions and forfeitures and of his Separate ESOP Accounts that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in Section 9.13.
     9.4 Years of Vested Service. For the purpose of determining a Participant’s vested interest under Section 9.2, a Participant shall be credited with a number of years of vested service equal to his Service as determined in accordance with the provisions of Section 2.3.
     9.5 Election of Former Vesting Schedule. In the event the Company adopts an amendment to the Plan that directly, or indirectly, affects the computation of a Participant’s nonforfeitable interest in his Separate Accounts or Separate ESOP Accounts, any Participant with three (five, if he does not complete an Hour of Service on or after January 1, 1989) or more years of vested service shall have a right to have his nonforfeitable interest continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notification of his exercise thereof to his Employer within 60 days after the latest of (i) the date he receives notice of such amendment from his Employer, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 9.5, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.
     9.6 Distribution. The Trustee shall make distribution to or for the benefit of the former Participant or his Beneficiary, as the case may be, from his nonforfeitable interest in his Separate Accounts and Separate ESOP Accounts. The Trustee shall also make distribution to or for the benefit of an alternate payee of a Participant or former Participant in accordance with the terms of a qualified domestic relations order and Section 11.10. Distribution shall be made by one or more of the following methods as the former Participant or his Beneficiary, if applicable, shall select:
     (a) a single lump-sum payment; or
     (b) subject to the provisions of Article XIII, a series of equal, or substantially equal, monthly, quarterly, or annual payments over a specified period of time that may not be longer than the normal life expectancy of the distributee; or
     (c) subject to the provisions of Article XIII, a series of equal, or substantially equal, monthly, quarterly, or annual payments over a specified period of time that may not be longer than the normal life expectancy of the Participant and his or her Beneficiary;
provided, however, that distribution from the Separate ESOP Accounts of a former Participant or Beneficiary shall be made only in accordance with paragraph (a); and provided, further, that effective March 28, 2005, if the aggregate value of his nonforfeitable interest in his Separate Accounts and Separate ESOP Accounts does not exceed $1,000, distribution of such value shall be made in a single sum payment as soon as reasonably practicable following his Settlement Date, unless the former Participant or his Beneficiary, if applicable, has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not yet been made and the value of the nonforfeitable portion of his Separate Accounts and Separate ESOP Accounts, determined at the time of the first distribution under the optional form of benefit, exceeded $1,000. If the aggregate value of the vested portions of a former Participant’s Separate Accounts and Separate ESOP Accounts exceeds $1,000, distribution shall not commence to such former Participant prior to age 62 without the former Participant’s consent. If a former Participant’s Separate Accounts are subject to the qualified joint and survivor requirements of the Addendum Re: Annuity Form of Option, the Participant’s

vested interest in his Separate Accounts shall be deemed to exceed $1,000 if such vested interest exceeded that amount at the time of any prior distribution.
     9.7 Time of Distribution. Distribution under any such method shall be made or commenced as soon as reasonably practicable after the former Participant’s Settlement Date, but in no event later than 60 days after the close of the Plan Year in which such date occurs. Notwithstanding the foregoing, at the election of the Participant (which election shall be made by submitting to the Company a written statement, signed by the Participant, which describes his benefit and the date on which payment is to be made) the Trustee shall defer making distribution until the earlier of the date so elected or the date described in the next sentence. Notwithstanding any other provision of the Plan to the contrary, distribution of the vested portions of a Participant’s or a former Participant’s Separate Accounts and Separate ESOP Accounts, shall commence to the Participant or former Participant no later than the earlier of:
     (a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant attains age 55, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or
     (b) his required beginning date.
Distributions required to commence under this Section 9.7 shall be made in the form provided under this Article IX. Notwithstanding any other provision of the Plan to the contrary, distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder, including the minimum distribution incidental benefit requirement, as set forth in the Addendum re: Minimum Distribution Requirements. For this purpose, a Participant’s “required beginning date” means the April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) the Participant’s Settlement Date; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Section 416(i) of the Code with respect to the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The required beginning date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.
     If a Participant or former Participant dies after distribution of his entire interest has been commenced, the remaining portion of his interest in the Plan shall be distributed to his Beneficiary at least as rapidly as under the method being used at the date of his death. If a Participant or former Participant dies before the distribution of his entire interest has commenced, the entire interest attributable to such former Participant shall be distributed within five years after the date of his death; except that such five-year distribution requirement shall not apply (i) to any portion of such former Participant’s interest under the Plan that is payable to his Beneficiary over the Beneficiary’s lifetime, or over a period not extending beyond the life expectancy of his Beneficiary, so long as such distribution commences no later than one year after the date of such former Participant’s death (or such later date as may be prescribed by applicable Treasury Regulations), or (ii) to any portion of such former Participant’s interest under the Plan that is payable to his surviving spouse over the surviving spouse’s lifetime, or over a period not extending beyond the life expectancy of such surviving spouse, so long as the distribution commences no later than the date on which the former Participant would have attained age 70 1/2 . If a surviving spouse dies before distribution commences pursuant to the immediately foregoing clause (ii), the five-year distribution requirement applies as if the surviving spouse were the former Participant. Notwithstanding any provisions of this Section 9.7 to the contrary, distribution may also be made to a Participant, former Participant, or

Beneficiary in accordance with a valid election made by the Participant or former Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.
     9.8 Effect of Committee’s Determination. The Committee’s determination of all questions which may arise under this Article IX shall be conclusive upon all persons claiming to have any interest hereunder. In making any determinations hereunder, the Committee may rely upon any signed statements which the Participant files with it.
     9.9 Investment of Separate Accounts. Following a Participant’s Settlement Date, the Separate Accounts of a former Participant shall continue to be invested in the same manner as the vested portions of his Separate Accounts immediately prior to his Settlement Date, provided that each former Participant or, if he is not then living, his Beneficiary, may elect to have any of his Separate Accounts which are invested in a particular Investment Fund transferred to any other Fund or Funds in the manner described in Section 5.3 with respect to Participants who are fully vested.
     9.10 Reemployment of Former Participant. If a former Participant is reemployed by an Employer, he shall be treated as a new Employee for all purposes of this Agreement, subject to the provisions hereof relating to crediting of Service and years of vested service; provided, however, that in no event shall any years of vested service attributable to such Participant’s Service with an Employer after his reemployment affect the balance of his sub-accounts reflecting his nonforfeitable share of Employer Matching Contributions and forfeitures or the nonforfeitable portion of his Separate ESOP Accounts described in Section 9.3 as of his prior Settlement Date. All or part of any distributions which otherwise are payable hereunder by reason of his former participation in the Plan shall be suspended during the period of such reemployment or until the Plan is terminated, whichever first occurs, at which time payment may be resumed in accordance with the methods provided in Section 9.6. Furthermore, if such former Participant again becomes a Participant in accordance with the provisions of Article II, the Committee, upon his subsequent termination of participation, may consolidate his new accounts with the accounts which previously had been established for him.
     9.11 Restrictions on Alienation. Except as provided in Section 401(a)(13)(B) of the Code (relating to qualified domestic relations orders), Sections 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under the Act, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under the Act), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.
     9.12 Facility of Payment. In the event that it shall be found that any person to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), in the discretion of the Committee, may be paid to another person for the use or benefit of the person found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such person. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Committee. Any such payment shall be charged to the Separate Accounts or Separate ESOP Accounts of the person found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under this Agreement.
     9.13 Disposition of Forfeited Balances. Whenever settlement is made with respect to a former Participant, the non-vested portion of his Separate Accounts and Separate ESOP Accounts shall be deemed a forfeiture as of the last day of the Plan Year in which distribution to him occurs; provided, however, that in the event the Participant has no vested interest in his Separate Accounts and Separate ESOP Accounts on his Settlement Date, his interest under the Plan shall be deemed distributed to him on his Settlement Date; and provided, further, that whenever distribution of the vested portion of a former Participant’s Separate Accounts and Separate ESOP Accounts does not occur prior to the end of the second Plan Year beginning on or after his Severance Date, the non-vested portion of his Separate Accounts and Separate ESOP Accounts shall be deemed a forfeiture as of the last day of the Plan Year in which occurs the fifth anniversary of his Severance Date. As of the last day of such Plan Year, the non-vested portion of his Separate Accounts which is deemed a forfeiture shall be reallocated along with all other such forfeitures among the remaining Active Participants and credited in the manner provided in Article VII, and the non-vested portion of his Separate ESOP Accounts which is deemed a forfeiture shall be reallocated along with all other forfeitures under the ESOP Feature as described in Section 10.10.
     9.14 Buy Back Provisions. Notwithstanding anything to the contrary contained in this Agreement, a Participant whose participation in the Plan is terminated under paragraph (e) of

Section 9.1 may, upon becoming reemployed by an Employer, repay the amount, if any, distributed to him under the provisions of Section 9.6, in which event the Company shall immediately credit his sub-accounts attributable to Employer Matching Contributions and his Separate ESOP Accounts with any amount forfeited by him on account of his prior termination of participation without adjustment for gains or losses experienced by any fund established in conjunction with the Plan, during the period between his distribution date and the date of such repayment. Any repayment made pursuant to the provisions of this Section 9.14 must be made by such Participant no later than the earlier of (i) five years after the first date the Participant is subsequently reemployed, or (ii) the close of the first period of five consecutive one-year periods of severance during which he does not complete an Hour of Service following his distribution date. Funds needed in any Plan Year to recredit a sub-account or Separate ESOP Account pursuant to the provisions of this Section 9.14 shall first come from forfeitures that arise during such Plan Year, to the extent sufficient, then from a special contribution made by the Employers, and finally from income earned by the Trust in such Plan Year.
     9.15 Special Rules Relating to Distribution Upon Termination of Plan. Notwithstanding anything to the contrary contained in this Agreement, in the event the Plan is terminated, no distribution shall be made to a Participant of any portion of the balance of his Tax Deferred Contributions sub-account on account of Plan termination other than a distribution made in accordance with Section 9.7 or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE

IRA plan as defined in Section 408(p) of the Code, a plan or contract that meets the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Section 402(e)(4) of the Code, without regard to clauses (I), (II), (III) and (IV) of sub-paragraph (D)(i) thereof.
     9.16 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article IX, a “distributee” may elect, at the time and in the manner prescribed by the Committee, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover.” For purposes of this Section 9.16, the following definitions shall apply:
     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any amount that is distributed on account of hardship; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.
     (c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
     (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.
     9.17 Transition Rules for Required Commencement of Distribution. Notwithstanding any other provisions of the Plan to the contrary, a Participant who attains age 70 1/2 may elect to receive distribution of his Separate Accounts or Separate ESOP Accounts beginning as of April 1 of the calendar year following the calendar year in which he attains age 70 1/2, regardless of whether his Settlement Date has occurred.

ARTICLE X
SPECIAL ESOP FEATURE PROVISIONS
     10.1 Merger of ESOP. Effective October 1, 2000, the Nordson Corporation Non-Union Employees Stock Ownership Plan (the “ESOP”) was merged into the Plan and the assets and liabilities of the ESOP were transferred to the Trust. As a result of the merger and transfer of assets and liabilities described herein, from and after October 1, 2000, there shall be maintained under the Plan an ESOP Feature as hereinafter set forth. The terms and conditions of the Plan shall be generally applicable to the ESOP Feature, except as provided otherwise in this Article X.
     10.2 Participation in the ESOP Feature. Notwithstanding the provisions of Section 2.1, each Employee shall become a Participant in the ESOP Feature as of the date on which he completes an Hour of Service as an Employee, subject, however, to the following provisions which are applicable with respect to the ESOP Feature:
     (a) In lieu of the definition in Section 1.1, the term “Employee” for purposes of the ESOP Feature shall mean a salaried employee of an Employer, or any non-union production worker who is employed by an Employer at a location described on the attached Appendix A, including any United States citizen who is an Employee on temporary assignment at a location outside of the United States, unless such Plan participation is precluded by the local laws of the applicable country; except that the term shall not include (i) any person who is covered by a collective bargaining agreement that does not expressly provide for his coverage under the Plan, (ii) any person rendering services to an Employer solely as a director or solely as an independent contractor, (iii) any person who is employed at any business operation of an Employer that is acquired or established on or after January 1, 1988, unless and until the Plan is extended to cover that business operation in accordance with Section 15.5, or (iv) any person who is identified by the Company as a student or intern employed in a work-study position sponsored either by the Company or an institution of higher learning and who is customarily employed on a part-time, temporary, or irregular basis for less than 1,000 hours a year unless he is credited with at least 1,000 Hours of Service during any 12-consecutive calendar month period commencing with his employment date or any anniversary thereof (“Employment Anniversary Period”), in which event he shall become an Employee as of the beginning of the said Employment Anniversary Period during which he is credited with at least 1,000 Hours of Service.

     (b) In lieu of the provisions of Section 2.4, if a Participant ceases to be an Employee but continues in the employment (i) of an Employer in some other capacity or (ii) of a Related Corporation, he shall nevertheless continue as a Participant until his participation is otherwise terminated in accordance with the provisions of this Agreement, except that the Participant shall share in Employer contributions for any Plan Year of his participation only to the extent and on the basis of his Compensation for services as an Employee during that Plan Year. Moreover, if a person is transferred directly from employment (i) with an Employer in a capacity other than as an Employee or (ii) with a Related Corporation to employment with an Employer as an Employee, his service with that Employer or Related Corporation shall be included in determining his eligibility under Section 2.1.
     10.3 Employer Contributions under the ESOP Feature. The Employer ESOP Contribution for each Plan Year shall be in such amount, if any, as the Board of Directors of the Company shall determine. If an Employer ESOP Contribution is authorized by the Board of Directors for a Plan Year, the amount of such contribution must be sufficient to permit the allocation of at least one Share to each Participant who is eligible to receive an allocation of Employer ESOP Contributions in accordance with the provisions of Section 10.10. Any Employer ESOP Contribution shall be subject to the provisions of Section 3.3.
     10.4 Payment of Contributions. Any Employer ESOP Contribution for any Plan Year shall be paid in cash or in Shares, or partly in each, to the Trustee within the period of time established by the Code in order that the contribution shall be deductible by the Employers in computing their federal income taxes with respect to the Plan Year. In any case, Employer ESOP Contributions for any Plan Year, regardless of when actually paid, shall for all purposes of this Agreement be deemed to have been made on the last day of the Plan Year. Upon receipt of any contribution the Trustee shall deposit it in the Transition Fund to be invested in accordance with the provisions of Sections 13.1 and 13.2. The Trustee shall have no duty to collect or enforce payment of contributions or inquire into the amount or method used in determining the amount of contributions, and shall be accountable only for contributions received by it.

     10.5 Transition Fund. For each Plan Year, the Trustee shall establish a trust fund, herein referred to as the Transition Fund, to hold and administer Employer ESOP Contributions, together with any forfeitures and any Shares or other assets released and transferred from the Suspense Fund in accordance with Section 10.7. In the event that there is any Loan outstanding during the Plan Year, Employer ESOP Contributions (other than Shares) necessary to meet obligations of the Trust under such Loan shall be transferred to the Suspense Fund. Moreover, any Employer ESOP Contributions (other than Shares) in excess of amounts necessary to meet obligations of the Trust under such Loan shall be similarly applied, unless the Company shall direct otherwise. Any dividends, interest, earnings, or other income received by the Trustee in respect of the Transition Fund shall be reinvested by the Trustee in the Transition Fund. As of the last day of each Plan Year, the Trustee shall transfer all assets of the Transition Fund to the ESOP Fund, but only after the ESOP Fund has been valued in accordance with Section 10.12, and shall thereupon close the Transition Fund.
     10.6 ESOP Fund. The Trustee shall establish a trust fund, herein defined as the ESOP Fund, to hold and administer the assets subject to the ESOP Feature, except assets held in the Transition Fund, the Suspense Fund, or the Dividend Fund. Any interest, earnings, or other income received by the Trustee in respect of the ESOP Fund shall be reinvested by the Trustee in the ESOP Fund, except that any dividends paid with respect to Shares credited to Stock Accounts (as described in Section 10.9) shall be reinvested by the Trustee in the Dividend Fund, subject, however, to the provisions of Section 10.13.
     10.7 Suspense Fund. The Trustee shall establish a trust fund, herein referred to as the Suspense Fund, to hold and administer any Shares that are pledged as collateral for any Loan and Employer ESOP Contributions (other than contributions of Shares) that are transferred from the

Transition Fund to meet obligations of the Trust under any Loan. Any dividends, interest, earnings, or other income received by the Trustee in respect of the Suspense Fund shall be reinvested by the Trustee in the Suspense Fund. In any Plan Year when any Shares are no longer required to be pledged as collateral for a Loan or any other assets in the Suspense Fund are no longer required in order to meet obligations of the Trust under any Loan, the Trustee shall release those Shares and other assets from the Suspense Fund and shall transfer them to the Transition Fund as of the last day of the Plan Year. Any Shares and other assets so released and transferred shall be allocated in the same manner as Employer ESOP Contributions for the Plan Year, as set forth in Section 10.10.
     10.8 Dividend Fund. For each Plan Year, the Trustee shall establish a trust fund, herein referred to as the Dividend Fund, to hold and administer all dividends paid at any time with respect to Shares credited to Stock Accounts in the ESOP Fund. Subject to the provisions of Section 10.13, any dividends, interest, earnings, or other income received by the Trustee in respect of the Dividend Fund shall be reinvested by the Trustee in the Dividend Fund. As of the last day of each such Plan Year, the Trustee shall transfer all assets of the Dividend Fund to the ESOP Fund, but only after the ESOP Fund has been valued in accordance with Section 10.12, and shall thereupon close the Dividend Fund; provided, however, that any dividends received by the Trustee may be transferred to the ESOP Fund and credited to the Separate ESOP Accounts of Participants as of an earlier date during the Plan Year at the direction of the Committee.
     10.9 Separate ESOP Accounts. As of the date an Employee first becomes a Participant, there shall be established two Separate ESOP Accounts in his name, a Stock Account and a Cash Account, to reflect the interest of the Participant in the ESOP Fund. The Trustee shall cause the Separate ESOP Accounts to be maintained and administered for each Participant in accordance with the provisions of this Agreement. For all purposes of this Agreement, the balance of the Separate ESOP Accounts of each Participant as of any date shall be the balance of each account after all credits and charges thereto, for and as of that date, have been made as provided in this Agreement.
     10.10 Allocation of Employer ESOP Contributions and Forfeitures Among Participants. Within a reasonable time after the end of each Plan Year, the Company shall certify and deliver to the Trustee and to the Committee a list of all persons who are Participants or, under certain circumstances, former Participants, as of the last day of the Plan Year, together with a statement of the Compensation of each such Participant. The list shall not include any Participant or former Participant, or a statement of the Compensation of any such Participant, who is not in the employment of an Employer or a Related Corporation on the last day of the Plan Year, except for former Participants who terminated employment with an Employer in accordance with the provisions of paragraph (a), (b) or (c) of Section 9.1. Notwithstanding anything to the contrary contained in this Agreement, in the event there is a Loan outstanding, each Employer ESOP Contribution shall be applied against the principal and interest of the Loan in accordance with the terms of the Loan and in accordance with the provisions of Section 10.5. After delivery of the list and after application of the Employer ESOP Contributions against the principal and interest of any Loan in accordance with the terms of the Loan, the Trustee shall cause the Transition Fund in which the Employer ESOP Contributions and forfeitures, if any, for the Plan Year are deposited, together with any Shares and other assets released and transferred from the Suspense Fund in accordance with the provisions of Section 10.7 during the Plan Year, to be transferred to the ESOP Fund. The Trustee shall then cause such amounts to be allocated among all Participants and former Participants included on the list, after the valuation for which provision is made in Section 10.12, in the ratio that the Compensation for the Plan Year for each such Participant or former Participant on the list bears to the aggregate Compensation of all such Participants so listed for such Plan Year, but subject to the provisions of Section 10.3.
     10.11 Crediting of Employer ESOP Contributions and Forfeitures. Subject to the provisions of Sections 7.6 and 10.12, as of the last day of each Plan Year, the Stock Account of each Participant or former Participant shall be credited with his allocation of the Shares transferred to the ESOP Fund from the Transition Fund, and the Cash Account of each Participant or former Participant shall be credited with his allocation of the assets, other than Shares, transferred to the ESOP Fund from the Transition Fund.
     10.12 Valuation of Assets and Adjustment of Separate ESOP Accounts. As of each Valuation Date hereunder the Trustee shall adjust the Separate ESOP Accounts of each Participant and former Participant since the immediately preceding Valuation Date in the following manner:
     (a) The Trustee shall value all of the assets of the ESOP Fund, except allocated Shares credited to Stock Accounts, at fair market value.
     (b) The Trustee shall value all of the assets of the Dividend Fund, except Shares to be credited to Stock Accounts in accordance with paragraph (e) of this Section 10.12, at fair market value.
     (c) The Trustee shall then, on the basis of the valuation provided under paragraph (a) of this Section 10.12 and after making appropriate adjustments for the amount of any Shares or other assets transferred from the Transition Fund in accordance with Section 10.5 on such date, and for any distributions from the ESOP Fund since the preceding Valuation Date, ascertain the net increase or decrease in the net worth of the ESOP Fund that is attributable to all profits and losses, realized and unrealized, since the immediately preceding Valuation Date.
     (d) The Trustee shall then allocate the net increase or decrease in the net worth of the ESOP Fund as thus determined among all Cash Accounts in the ESOP Fund in the ratio that the balance of each Cash Account bears to the aggregate of the balances of all Cash Accounts on the day immediately preceding the Valuation Date, and shall credit or charge, as the case may be, each Cash Account with the amount of its allocation; provided, however, that any Shares held in the ESOP Fund which have not heretofore been allocated to Stock Accounts shall be credited to each Stock Account in the ratio stated above and each Cash Account shall be debited for such transfer by the market value of the Shares on the Valuation Date.
     (e) The Trustee shall then allocate the Shares in the Dividend Fund among the Stock Accounts in the ESOP Fund in the ratio that the balance of each Stock Account bears to the aggregate of the balances of all Stock Accounts on the day immediately preceding the Valuation Date, and shall credit each Stock Account with the amount of its allocation.
     (f) The Trustee shall then, on the basis of the valuation provided under paragraph (b) of this Section 10.12, allocate the assets of the Dividend Fund remaining after Shares have been allocated in accordance with paragraph (e) of this Section 10.12, among the Cash Accounts in the ESOP Fund in the ratio that the balance of each Cash Account bears to the aggregate of the balances of all Cash Accounts on the day immediately preceding the Valuation Date, and shall credit each Cash Account with the amount of its allocation.
     (g) Finally, the Trustee shall then credit the Stock Accounts and Cash Accounts in the ESOP Fund in accordance with the provisions of Section 10.11.
     10.13 Payment and Reinvestment of Dividends on Shares. In accordance with such procedures, and subject to such limitations, as shall be established by the Committee: All cash dividends on Shares held in the ESOP Fund and the Dividend Fund, if any, which are attributable as of the dividend date for such dividend to the Separate Account of a Participant, former Participant, or Beneficiary (“Dividend Payee”), shall be paid to the Plan. Each Dividend Payee shall have the right to elect whether such dividends (i) shall, not later than ninety (90) days after the close of the Plan Year in which the dividends are paid to the Plan, be paid in cash to the Dividend Payee, or (ii) shall remain in the Dividend Payee’s Separate Account and be reinvested in qualifying employer securities through the ESOP Fund. For purposes of the immediately preceding sentence: (i) each such election by a Dividend Payee shall become irrevocable with respect to a particular dividend upon payment of such dividend to the Plan; (ii) a Dividend Payee shall be given a reasonable opportunity before a dividend is paid to the Plan in which to make such election; (iii) a Dividend Payee shall have a reasonable opportunity to change such election on a prospective basis at least annually; and (iv) if there is a change in Plan terms governing the manner in which dividends are distributed to Dividend Payees, a Dividend Payee shall be given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid to the Plan. If a Dividend Payee fails to make an affirmative election, the Dividend Payee shall be deemed to have elected to have such dividends reinvested in qualifying employer securities through the ESOP Fund.
     A Dividend Payee shall at all times have a 100% vested interest in any dividend subject to election under this Section 10.13.
     10.14 Distribution of Separate ESOP Accounts. In addition to the provisions of Article IX relating to distribution, the provisions of this Section 10.14 shall be applicable with respect to Separate ESOP Accounts. Unless a Participant elects otherwise, in no event shall distribution of the nonforfeitable portion of his Separate ESOP Accounts be made later than one year after the close of the Plan Year in which the Participant separates from service by reason of his attainment of age 55, disability, death, or other termination of employment. All distributions shall be made in the form of cash unless a Participant or his Beneficiary shall have elected, by notice delivered to the Committee in accordance with its rules, to receive distribution of all or a portion of his interest in the ESOP Fund in Shares, except that an amount equivalent in value to a fractional Share otherwise distributable hereunder shall be paid in cash. Any distribution in cash shall be based upon the market value of the Shares as of the date liquidated for distribution.
     10.15 Special Diversification Election. Any employee of an Employer or a Related Corporation who has been a Participant under the Plan for ten or more years and who has attained age 55 may elect, within the 90 day election period following the close of each Plan Year during his qualified period, to transfer up to 25 percent of the aggregate balances of his

Separate ESOP Accounts to the Investment Funds and to direct the investment of such amounts pursuant to the provisions of Section 6.4; provided, however, that for the last Plan Year in his qualified period, such employee may elect to transfer up to 50 percent of the aggregate balances of his Separate ESOP Accounts. A Participant who elects to transfer a portion of his Separate ESOP Accounts in accordance with the provisions of this Section 10.15 may elect to make further transfers hereunder only to the extent that such further transfers, when combined with all prior transfers made pursuant to this Section 10.15, do not exceed the percentage limit in effect for that Plan Year. The Trustee shall make the transfer in accordance with a Participant’s election hereunder within 90 days after the end of the 90 day election period. For purposes of this Section 10.15, a Participant’s “qualified period” shall mean the six-Plan Year period beginning with the Plan Year in which the Participant (i) attains age 55 or (ii) completes his tenth year as a Participant, whichever is later.
     10.16 Sale or Repurchase of Shares. Unless Shares cease to be readily tradable on an established securities market, in which event a “put” option shall become applicable in accordance with Section 409(h) of the Code, no Share acquired with the proceeds of a Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not the Loan has been repaid or the Plan ceases to be an employee stock ownership plan. Moreover, unless Shares cease to be readily tradable on an established securities market, in which event a right of first refusal may attach in accordance with regulations issued under Section 4975(e) of the Code, no person may be required to sell shares to the Company, nor may the Trust enter into an agreement that obligates the Trust to purchase Shares upon the death of a shareholder of the Company.

     10.17 Administrative Simplification. Notwithstanding any provision of this Agreement to the contrary, during any period in which no Loan is outstanding the Trustee shall not be required to maintain the Transition Fund, the Suspense Fund, or the Dividend Fund. In the event that no Transition Fund is maintained at any time when an Employer ESOP Contribution is received by the Trustee or a forfeiture arises under the ESOP Feature, the Trustee shall deposit such contribution and hold such forfeiture in the ESOP Fund. In the event that no Dividend Fund is maintained at any time when a dividend is paid with respect to Shares, such dividend shall, subject to the provisions of Section 10.13, be held in the ESOP Fund and credited to the respective Cash Accounts of Participants, former Participants, and Beneficiaries in proportion to the balances of their Stock Accounts as of the record date for such dividend.
     10.18 Special Valuation Provision. Notwithstanding any other provision of the Plan to the contrary, in the event that Shares are not readily tradable on an established securities market, all valuations of Shares under the ESOP Feature made with respect to activities carried on by the Plan shall be conducted by an independent appraiser as defined in Section 401(a)(28)(C) of the Code.
     10.19 Spin-Off of ESOP Feature. Notwithstanding any provision of this Agreement to the contrary and in accordance with Section 414(l) of the Code, effective December 31, 2006, the ESOP Feature of the Plan is spun-off from the Plan and thereafter maintained as a separate plan to be known as the Nordson Corporation Non-Union Employees Stock Ownership Plan, and the related assets and liabilities shall be transferred to and held under a separate trust to be known as the Nordson Corporation Non-Union Employees Stock Ownership Trust.

ARTICLE XI
THE COMMITTEE
     11.1 Membership. The Company, by action of its Board of Directors, shall appoint a Committee of at least three persons to administer the Plan as hereinafter set forth. Upon his appointment to the Committee by the Company, each such appointee shall become a member of the Committee by accepting his appointment in a writing signed by him and delivered to the Company.
     11.2 Rules and Regulations. The Committee from time to time may formulate such rules and regulations for its organization and the transaction of its business as it deems suitable and as are consistent with the provisions of this Agreement.
     11.3 Authority of Committee and Company. The Committee shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the sole discretionary power and authority to make factual findings and to interpret and construe the provisions of the Plan, such interpretation to be final and conclusive on all persons claiming benefits under the Plan, and to resolve any disputes which arise under the Plan (subject to the provisions of Section 11.5), the powers and authorities expressly conferred upon it in this Agreement, and all such other powers and authorities as shall be reasonably necessary to carry out the expressly conferred powers, authorities, and duties. Except to the extent otherwise required by law, benefits under the Plan will be paid only if the Committee decides in its discretion that the Participant is entitled to them. The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Committee shall have no authority to reallocate any of its powers, authority, or responsibilities for the operation and administration of the Plan to any other person. The Company, the Employers, the Committee, and the Trustee hereby are designated as “named fiduciaries’’ of the Plan as such term is defined in Section 402(a)(2) of the Act. The Company, by action of its Board of Directors or their delegate, may:
     (a) reallocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted by this Article XI to the Committee, to itself, to the Committee, or to the Trustee; and
     (b) designate a person other than itself or the Committee to carry out any of such powers, authority, or responsibilities;
provided, however, that no powers, authority, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 11.3; and provided, further, that no allocation or delegation by the Company of any of its or of the Committee’s powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation first shall be accepted by the Trustee in a writing signed by it and delivered to the Company.
     11.4 Action of Committee. Any act authorized, permitted, or required to be taken by the Committee under the Plan may be taken by a majority of the members of the Committee at the time acting hereunder, either by vote at a meeting, or in writing without a meeting. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof and filed with the Trustee, as having authority to execute such document on its behalf. Subject to the provisions of Section 11.5, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the parties to this Agreement, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Company, the Employers, the Committee, or the Trustee.

     11.5 Claims Review Procedure. The following sets forth the Plan’s claims procedures which shall apply for non-disability benefit claims and disability benefit claims, provided, however that, the provisions with regard to disability benefit claims will only apply if the Committee is required to determine if a person is disabled.
     (a) Filing a claim for benefits. A claim for benefits under the Plan shall be made in writing and in accordance with such other reasonable requirements as the Committee shall determine from time to time.
     (b) Time period for making initial benefit determination.
     (i) General rule. Except as provided in Section 11.5(b)(ii), in the event that any Employee or other payee (“claimant”) claims to be entitled to a benefit under the Plan, and the Committee denies the claim in whole or in part, the Committee shall, in writing, notify the claimant within a reasonable period of time, but not later than 90 days (45 days in the event of a claim for disability benefits) after receipt of the claim, of the adverse benefit determination.
     (ii) Special circumstances.
     (1) Non-disability benefit claim. If, in connection with a claim other than a claim for disability benefits, the Committee determines that special circumstances require an extension of time for processing the claim, a written notice of the extension which indicates the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination shall be provided to the claimant within the initial 90-day benefit determination period. In no event shall the extension exceed a period of 90 days from the end of the initial 90-day period.
     (2) Disability benefit claim.
(A)	30-day extension. If, in connection with a claim for disability benefits, the Committee determines that an extension of time for processing the claim is necessary due to matters beyond the control of the Plan, a written notice of the extension which indicates the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination shall be provided to the claimant within the initial 45-day benefit determination period. In no event shall the extension exceed a period of 30 days from the end of the initial 45-day period.

(B)	Second 30-day extension. If, prior to the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, a written notice of a further extension of up to 30 days which indicates the special circumstances requiring a further extension of time and the date by which the Plan expects to render the benefit determination shall be provided to the claimant prior to the end of the 30-day extension period. In no event shall the extension exceed a period of 30 days from the end of the first 30-day extension period.

(C)	Notice of extension(s). Any notice required under (A) or (B) above shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim from being made, and the additional information needed to resolve those issues.

(D)	Additional information required by Plan. If additional information is needed by the Plan to make a benefit decision (as described in (C) above), the claimant shall have at least 45 days within which to provide the specified information.
     (iii) Calculating time periods. The period of time within which a benefit determination is required to be made shall begin at the time a claim is initially filed in accordance with Section 11.5(a).
     (c) Content of notification of adverse benefit determination. A notification of an adverse benefit determination under the Plan shall:
     (i) be written in a manner reasonably expected to be understood by the claimant,
     (ii) set forth the specific reason or reasons for the adverse determination,
     (iii) reference the specific provisions of the Plan on which the determination is based,
     (iv) describe any additional material or information necessary for the claimant to perfect the claim and explain why the material or information is necessary,

     (v) set forth an explanation of how the claimant can obtain review of the adverse benefit determination, including review procedures, time limits, and a statement of a claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse benefit determination on review, and
     (vi) with regard to an adverse benefit determination made with respect to disability benefits, (A) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination, state that a copy of the rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request, and (B) if the adverse benefit determination regarding the disability benefit is based on a medical necessity or experimental treatment or similar exclusion or limit, state that an explanation of the scientific or clinical judgment for the determination will be provided free of charge upon written request to the Committee.
     (d) Appeal of adverse benefit determination. If an adverse benefit determination is made with respect to a claim, the claimant shall be afforded a full and fair review of the claim and the adverse benefit determination in accordance with the procedures below.
     (i) Time period and manner for making appeal. Within 60 days (180 days for a claim for disability benefits) after receipt of the written notice of the adverse benefit determination, the claimant may request, by mailing or delivery of written notice to the Committee, a review of the adverse benefit determination. If the claimant fails to request a review as provided in the immediately preceding sentence, it shall be conclusively determined for all purposes of the Plan that the initial benefit determination made by the Committee is correct.
     (ii) What may be submitted by claimant. The claimant shall be given the opportunity as part of the review to submit written comments, documents, records, and other information relating to the claim for benefits. All submissions shall be taken into account upon appeal regardless of whether the information was submitted or considered in the initial benefit determination.
     (iii) What documents shall be provided by Plan. The claimant shall be provided as part of the review, upon written request to the Committee and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. Any request and access shall be made in the manner and form prescribed by the Committee.
     (iv) Additional rules applicable only to appeals from adverse benefit determinations relating to claims for disability benefits.
     (1) The review on appeal shall not afford deference to the initial benefit determination.

     (2) An appropriate named fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination nor the subordinate of the person shall conduct the review.
     (3) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional shall not be an individual who was consulted in connection with the initial adverse benefit determination, nor a subordinate of the individual.
     (4) The review shall identify medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the initial adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination. The information shall be provided to the claimant upon written request to the Committee.
     (v) Time period for deciding appeal. The Committee shall notify the claimant of the Plan’s benefit determination within a reasonable period of time, but not later than 60 days (45 days, in the case of a claim for disability benefits) after receipt of the claimant’s request for review by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time is required, written notice of the extension which indicates the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination shall be provided to the claimant within the initial 60-day (45-day, in the case of a claim for disability benefits) benefit determination period. In no event shall an extension exceed a period of 60 days (45 days, in the case of a claim for disability benefits) from the end of the initial period.
     (vi) Calculating time periods. The period of time within which a benefit determination on appeal is required to be made shall begin at the time an appeal is initially filed under the Plan in accordance with Section 11.5(d)(i).
     (vii) Decision upon appeal. The Committee shall provide the claimant with written notification of the Plan’s benefit determination on review. If an adverse benefit determination is made upon appeal, the written notification shall:
     (1) be written in a manner reasonably expected to be understood by the claimant,

     (2) set forth the specific reason or reasons for the adverse determination,
     (3) reference the specific provisions of the Plan on which the determination is based,
     (4) contain a statement that the claimant is entitled to receive, upon written request to the Committee and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,
     (5) contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about the procedures, and a statement of a claimant’s right to bring a civil action under Section 502(a) of the Act,
     (6) in the case of an appeal from an adverse determination with respect to disability benefits, (A) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, state that a copy of the rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon written request to the Committee, and (B) if the adverse benefit determination regarding the disability benefit is based on a medical necessity or experimental treatment or similar exclusion or limit, state that an explanation of the scientific or clinical judgment for the determination will be provided free of charge upon written request to the Committee, and
     (7) in the case of an appeal from an adverse determination with respect to disability benefits, contain the statement “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
     (e) The Committee may take any and all actions that are necessary or appropriate to carry out these procedures and if special or unusual circumstances require, any other appropriate action (including tolling time periods and taking extensions of time).
     11.6 Resignation, Removal, and Designation of Successors. Any member of the Committee may resign at any time, and any member may be removed by action of the Board of Directors of the Company. Vacancies for these or other reasons shall be filled by appointees of the Board of Directors of the Company, and any such appointee shall become a member of the

Committee by accepting his appointment as provided in Section 11.1. The Committee promptly shall notify the Trustee of any change in its membership. Nothing herein contained shall be construed to prevent any Participant or any director, officer, employee, or shareholder of an Employer from serving as a member of the Committee, but no member of the Committee who is a Participant shall take any part in any action relating solely to his participation.
     11.7 Records. The Committee shall maintain records of all meetings, proceedings, and actions held, undertaken, or performed by it, and shall furnish to the Company such reports as it from time to time may request. The Committee may appoint as its Secretary, to keep a record of its meetings, proceedings, and actions, a person who may, but need not, be a member of the Committee.
     11.8 Compensation. The members of the Committee shall receive no compensation for their services performed as such, but any and all expenses, including, without limitation, compensation to agents and counsel, reasonably incurred by them in carrying out the powers and duties herein conferred, shall be paid in accordance with the provisions of Section 17.12.
     11.9 Indemnification. In addition to whatever rights of indemnification the members of the Committee or of the Board of Directors of the Company, or any other person or persons (other than the Trustee) to whom any power, authority, or responsibility of the Company is delegated pursuant to paragraph (b) of Section 11.3, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under this Agreement, or reasonably believed by such member or such other person or persons to be provided hereunder, and any action taken by such member or such other person or persons in connection therewith.
     11.10 Qualified Domestic Relations Orders. The Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding anything to the contrary contained in the Plan, the Committee shall direct the Trustee to make distribution to or for the benefit of an alternate payee under such a qualified order of the alternate payee’s benefit under the Plan in the form in which such benefit may be paid under the Plan to the Participant or former Participant with respect to whom such qualified order applies; provided, however, that: (a) the qualified order provides for an immediate distribution, and (b) if the present value of the benefit to be paid to the alternate payee exceeds $5,000, the alternate payee has consented in writing to such distribution.

ARTICLE XII
BENEFICIARIES
     12.1 Designation of Beneficiary. In the event of the death of a Participant or former Participant prior to distribution in full of his interest under the Plan, the spouse, if any, of such Participant or former Participant shall be his Beneficiary and receive distribution of his remaining interest in accordance with the provisions of Section 9.6; provided, however, that a Participant may designate a person or persons other than his spouse as his Beneficiary if the requirements of Section 12.3 are met.
     12.2 Beneficiary in Absence of a Designated Beneficiary. If a Participant or former Participant who dies does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of Section 12.1 or if no Beneficiary survives such Participant or former Participant then the Beneficiary shall be the estate of such Participant or former Participant. If any Beneficiary designated pursuant to Section 12.1 dies after becoming entitled to receive distributions hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.
     12.3 Spousal Consent to Beneficiary Designation. In the event a Participant or former Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

ARTICLE XIII
POWERS AND DUTIES OF THE TRUSTEE
     13.1 Trustee Service Agreement. Subject to the provisions of Section 13.2, paragraphs (b) and (c) of Section 13.6 and Section 13.19, in the administration of the funds held hereunder, the Trustee is empowered:
     (a) to invest and reinvest all or any part of the Trust property, including both principal and income, in such securities, real estate, and other property as may be selected by it; moreover, the Trustee may invest and reinvest the entire Trust property or any part thereof in qualifying Employer securities;
     (b) to sell, lease, exchange, or otherwise dispose of all or any part of the Trust property at such prices, upon such terms and conditions, and in such manner as it shall determine, including the right to lease, with or without option to purchase, for any term, irrespective of the period of the Trust;
     (c) to exercise, buy, or sell rights of conversion or subscription; provided, however, that any conversion of Employer securities shall be on the same terms as are applicable to all holders of the convertible securities and in exchange for at least the fair market value of the securities converted;
     (d) to enter into or oppose any plan of consolidation, merger, reorganization, capital readjustment, or liquidation of any corporation or other issuer of securities held hereunder (including any plan for the sale, lease, or mortgage of any of its property or the adjustment or liquidation of any of its indebtedness) and, in connection with any such plan, to enter into any security holders’ agreement, to deposit securities under such agreement, and to pay assessments or subscriptions from the other assets held hereunder;
     (e) to retain in cash or otherwise in a form unproductive of income such portion of the Trust property as it shall determine is necessitated by the cash requirements of the Trust; provided, however, that, to the maximum extent feasible, such amounts shall be held in forms of investment which are productive of income but are sufficiently liquid to meet such cash requirements;
     (f) to deposit any securities held hereunder in any depository;
     (g) to deposit all or any part of the Trust property, including both principal and income, in its own banking department; provided, however, that any such deposits shall bear a reasonable rate of interest;
     (h) to invest and reinvest all or any part of the Trust property under an insurance contract or contracts which contain provisions relating to a guaranteed rate of return on such investment;

     (i) to transfer to and invest all or any part of the Trust property in any collective investment trust which constitutes an exempt trust within the meaning of the Code and which is then maintained by a bank or trust company when acting as Trustee, co-Trustee, agent for the Trustee, or as an Investment Manager; provided that the instrument establishing such collective investment trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Agreement as if fully set forth herein; and
     (j) to transfer to and commingle assets of the Trust property with assets of other trusts (which in each case forms a part of a pension or profit-sharing plan of the Company or of a Related Corporation qualified under the Code and constitutes an exempt trust within the meaning of such Code) for the collective investment thereof through the medium of the Nordson Corporation Master Trust Fund or the Nordson Corporation Common Trust for Employee Savings Plans (each of which is hereinafter referred to as a “Master Trust Fund”) maintained by Key Trust Company of Ohio, National Association, as trustee, and to have such assets held and administered pursuant to the terms and provisions of a Master Trust Fund; provided that to the extent of the equitable share of the Trust property in a Master Trust Fund the instrument establishing a Master Trust Fund, as amended from time to time, shall govern any investment therein and is hereby made a part of this Agreement as if fully set forth herein.
The term “securities”, wherever used in this Agreement, shall include common and preferred stocks, contractual obligations of every kind, whether secured or unsecured, equitable interests in real or personal property, and intangible property of every description and howsoever evidenced. Notwithstanding the foregoing provisions of this Section 13.1, the Trustee shall not acquire or hold any Employer security unless it is a qualifying Employer security and shall not acquire or hold any Employer real property unless it is qualifying Employer real property. The terms “Employer security,” “qualifying Employer security,” “Employer real property,” and “qualifying Employer real property” shall have the meanings provided in Section 407(d) of the Act.
     13.2 Investment Guidelines. The powers conferred upon the Trustee in Section 13.1 shall be exercised by the Trustee in its sole discretion, subject, however, to the provisions of this Section 13.2, paragraphs (b) and (c) of Section 13.6, and Section 13.19. The ESOP Fund, the Transition Fund, and the Dividend Fund shall be invested primarily in Shares, except as may be necessitated by the cash requirements (including the anticipated distribution of dividends) of the

Funds. The Suspense Fund shall also be invested primarily in Shares. In investing and reinvesting assets of each Investment Fund, the Trustee shall invest and reinvest assets of the Fund in accordance with guidelines and objectives determined with respect to such Fund by the Committee and communicated to the Trustee in writing; provided, however, that any such guidelines are not to be applied as a single standard for investment, but rather in conjunction with other pertinent factors such as the relative state of the markets for equity and fixed income securities, the size of the particular amounts to be invested from time to time, the fiduciary standards established by the Act, and the like; moreover, such general guides are directory only and do not in any way limit the general powers of investment otherwise set forth in Section 13.1.
     13.3 Claims Against Trust. Subject to provisions of paragraph (a) of Section 13.6, the Trustee is empowered to compromise and adjust any and all claims, debts, or obligations in favor of or against the Trust, whether such claims be in litigation or not, upon such terms and conditions as it shall determine, and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such claim, debt, or obligation.
     13.4 Borrowing. Subject to the provisions of paragraph (a) of Section 13.6, the Trustee is empowered to make advances or borrow money upon such terms and conditions as it deems appropriate to achieve the purposes of the Trust established hereunder, except that any Loan by or guaranteed by a disqualified person as defined in paragraph (t) of Section 1.1 shall be subject to the following requirements:
     (a) the proceeds of the Loan must be used within a reasonable period of time after receipt by the Trustee only:
(i)	to acquire Shares,

(ii)	to reduce the Loan, or

(iii)	to repay a prior Loan;

     (b) the Loan must be at a reasonable rate of interest and for a specific term;
     (c) any collateral pledged to the creditor by the Trustee shall consist only of the assets purchased with the borrowed funds;
     (d) the creditor shall have no recourse against the Trust other than with respect to the collateral pledged, the contributions of the Employers (other than contributions of Shares) that are made to the Trust to meet their obligations under the Loan, and the earnings attributable to the collateral and to the investment of those contributions; and payments made with respect to a Loan by the Trustee during a Plan Year must not exceed an amount equal to the sum of those contributions and earnings received during or prior to the Plan Year less payments made with respect to that Loan in prior Plan Years; and
     (e) in the event of default on the Loan, the value of the Trust assets transferred in satisfaction of the Loan must not exceed the amount of default, and if the lender (other than a guarantor) is a disqualified person as defined in paragraph (t) of Section 1.1, the Loan shall provide for a transfer of Trust assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Loan.
     13.5 Voting Rights. Subject to the provisions of paragraphs (b) and (c) of Section 13.6 and of Section 13.18, the Trustee is empowered to exercise the voting rights appurtenant to any securities held hereunder, either in person or by proxy, and to execute proxies or powers of attorney to any one or more persons.
     13.6 Company Directions; Investment Manager. The powers conferred upon the Trustee in Sections 13.1, 13.2, 13.3, 13.4, and 13.5 shall be exercised by the Trustee in its sole discretion; subject, however, to the provisions of paragraph (a), (b), or (c) of this Section 13.6, as appropriate:
     (a) With respect to Sections 13.3 and 13.4, the Company at any time and from time to time, by action of its Board of Directors or their delegate, may direct the Trustee in writing to obtain the written approval of such person or persons as the Board of Directors or their delegate may designate, before exercising any one or more of such powers. Moreover, the Company at any time and from time to time, by action of its Board of Directors or their delegate, may direct the Trustee in writing to follow any written directions of such person or persons as the Board of Directors or their delegate may designate, with respect to the exercise of any such powers. Any such direction by such designated person or persons may be of a continuing nature, or otherwise, and may be revoked or superseded by such designated person or persons, or by the Board of Directors or their delegate, at any time by notice in writing to the Trustee. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee’s fiduciary duties; and provided, further, that the Trustee shall have no obligation by reason of any such direction to make any advance or loan in its banking capacity.
     (b) With respect to Sections 13.1, 13.2, and 13.5, the Company at any time, by action of its Board of Directors or their delegate, may appoint an Investment Manager to manage the investment of any assets of the Trust. The term “Investment Manager” shall have the same meaning as provided in Section 3(38) of the Act. Upon appointment of the Investment Manager in writing and the written acknowledgment by the Investment Manager of its status as a fiduciary with respect to the Plan and the Trust, it shall have such authority as is delegated to it by the resolution of the Board of Directors or other action by their delegate in which it is appointed, together with such authority as thereafter from time to time may be delegated to it by resolution of the Board of Directors or other action by their delegate. Upon the appointment of an Investment Manager and delegation to it of authority over investment management as herein provided, the Trustee shall be required to follow the written investment directions of the Investment Manager. Any such written direction of the Investment Manager may be of a continuing nature, or otherwise, and may be revoked or superseded by the Investment Manager at any time by notice in writing to the Trustee.
     (c) With respect to the powers conferred upon the Trustee in Sections 13.1, 13.2, and 13.5, the Committee may direct the Trustee at any time and from time to time to follow its direction. Any such direction by the Committee may be of a continuing nature, or otherwise, and may be revoked or superseded by the Committee, or by the Board of Directors or their delegate, at any time by notice in writing to the Trustee. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee’s fiduciary duties.
     13.7 Registration of Securities; Nominees. The Trustee is empowered to register securities in its own name, or in the name of its nominee without disclosing the Trust, or to hold the same in bearer form, and to take title to other property in its own name or in the name of its nominee without disclosing the Trust; but the Trustee shall be responsible for the acts of its nominee.
     13.8 Agents, Attorneys, Actuaries, and Accountants. The Trustee is empowered to employ such agents, attorneys, actuaries, and accountants as it may deem necessary or proper in connection with its duties hereunder, and to determine and pay the reasonable compensation and expenses of such agents, attorneys, actuaries, and accountants.
     13.9 Deposit of Funds. The Trustee is empowered to deposit funds, pending investment or distribution thereof, in any bank organized under the national banking laws of the United States or under the laws of any state which is insured by the Federal Deposit Insurance Corporation, or in a savings and loan association which is insured by the Federal Savings and Loan Insurance Corporation; and it is authorized to accept such regulations covering the withdrawal of funds so deposited as it shall deem proper.
     13.10 Legal Advice. The Trustee may consult with counsel selected by it, who may be of counsel for an Employer or a Related Corporation, as to any matters or questions arising hereunder, and the opinion of said counsel shall be full and complete authority and protection in respect to any action taken, suffered, or omitted by the Trustee in good faith and in accordance with the opinion of said counsel.
     13.11 Other Authority. The Trustee is authorized to execute and deliver any and all instruments and to perform any and all acts which may be necessary or proper to enable it to discharge its duties under this Agreement and to carry out the powers and authority conferred upon it.
     13.12 Court Action Not Required. All the powers and authority herein conferred upon the Trustee shall be exercised by it without the necessity of applying to any court for leave or confirmation. No person dealing with the Trustee shall be required to ascertain whether the Trustee shall have obtained the approval of any court or of any person to any action which it may propose to take hereunder, but every such person may rely solely upon the deed, transfer, or assurance of the Trustee.

     13.13 Trustee’s Performance. In the exercise of any of the powers and authority conferred upon it herein, the Trustee at all times shall adhere to the fiduciary standards established by the Act.
     13.14 Directions to the Trustee. Any written direction, request, approval, or other document signed in the name of the Company by an officer thereof, shall be conclusively deemed to constitute the written direction, approval, or other document of the Company. Any written direction, request, or certification signed in the name of the Committee by a majority of the members thereof, or by such member or members thereof as shall be designated as having authority to execute such documents on behalf of the Committee, in accordance with the provisions of Section 11.4, shall be deemed conclusively to constitute the written direction or certification of the Committee.
     13.15 Payment of Taxes; Indemnity. The Trustee is empowered to pay out of the assets of the Trust, as a general charge thereon, any and all taxes of whatsoever nature assessed on or in respect thereto; provided, however, if the Company notifies the Trustee in writing that in the opinion of its counsel any such tax is not lawfully assessed, the Trustee, if so requested by the Company, shall contest the validity of such tax in any manner deemed appropriate by the Company or its counsel. The word “taxes”, as used herein, shall be deemed to include any interest or penalties assessed in respect to such taxes. Unless the Trustee first shall have been indemnified to its satisfaction, the Trustee shall not be required to contest the validity of any tax, to institute, maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust except to the extent that the same is sufficient therefor.
     13.16 Compensation and Expenses of Trustee. The Trustee shall be entitled to such reasonable compensation for its services as the Company and the Trustee from time to time shall agree, and shall be entitled to reimbursement for all reasonable expenses incurred by the Trustee in the administration of the Trust. Such compensation and expenses shall be paid in accordance with the provisions of Section 17.12.
     13.17 Records and Statements. The Trustee shall keep accurate records of all receipts, disbursements, and other transactions affecting the Trust which shall be available during the Trustee’s usual business hours for inspection (or for the purpose of making copies of reproductions thereof) by the Company or its duly authorized representatives. The Trustee shall render to the Company quarterly statements of all receipts, disbursements, and other transactions affecting the Trust during the preceding quarter as well as a statement of all assets then held by it hereunder.
     13.18 Voting of Shares. All voting rights on common shares of the Company (“Shares,” for purposes of this Section 13.18 and Section 13.19) held in the Nordson Stock Fund and under the ESOP Feature shall be exercised by the Trustee only as directed by the Participants acting in their capacity as “Named Fiduciaries” (as defined in Section 402 of the Act) with respect to allocated and (based on Shares attributable to Matching Employer Contributions and Employer ESOP Contributions allocated to their accounts) unallocated Shares in accordance with the following provisions of this Section 13.18:
     (a) As soon as practicable before each annual or special shareholders’ meeting of the Company, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the Shares allocated to such Participant’s Separate Accounts and Separate ESOP Accounts, and, separately (based on Shares attributable to Matching Employer Contributions and Employer ESOP Contributions allocated to his accounts), a proportionate share of such Shares as may be unallocated (“Unallocated Shares”) or allocated Shares for which the Trustee does not receive timely voting instructions from the Participant (“Non-Directed Shares”) (including fractional shares to 1/1000th of a Share) are to be voted. The Company and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The materials furnished to the Participants shall include a notice from the

Trustee that the Trustee will vote any Shares (allocated or unallocated) for which timely instructions are not received by the Trustee in the manner described below. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional Shares to give effect to the greatest extent to Participants’ instructions) shall vote the Shares as instructed. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.
     (b) With respect to all corporate matters submitted to shareholders, all Shares allocated to the Separate Accounts and Separate ESOP Accounts of Participants shall be voted only in accordance with the directions of such Participants as Named Fiduciaries as given to the Trustee. With respect to Shares allocated to the account of a deceased Participant, such Participant’s Beneficiary, as Named Fiduciary, shall be entitled to direct the voting with respect to such allocated Shares as if such Beneficiary were the Participant.
     (c) Each Participant who has been allocated Shares in his accounts which are attributable to Matching Employer Contributions and Employer ESOP Contributions and who is entitled to vote on any matter presented for a vote by the shareholders may, as a Named Fiduciary, separately direct the Trustee with respect to the vote of a portion of the Unallocated Shares and the Non-Directed Shares. Such direction shall be with respect to such number of votes equal to the total number of votes attributable to Unallocated Shares and Non-Directed Shares multiplied by a fraction, the numerator of which is the number of votes attributable to Shares which are attributable to Matching Employer Contributions and Employer ESOP Contributions and allocated to the Participant’s accounts, and the denominator of which is the total number of votes attributable to Shares which are attributable to Matching Employer Contributions and Employer ESOP Contributions and allocated to the accounts of such Participants who have provided directions to the Trustee with respect to Unallocated Shares and Non-Directed Shares under this Section 13.18. Fractional Shares shall be rounded to the nearest 1/1000th of a Share.
     13.19 Tenders and Exchanges. All tender or exchange decisions with respect to Shares held in the Nordson Stock Fund and under the ESOP Feature shall be made only by the Participants acting in their capacity as Named Fiduciaries with respect to allocated Shares credited to their Separate Accounts and Separate ESOP Accounts in accordance with the following provisions of this Section 13.19.
(a)	In the event an offer shall be received by the Trustee (including a tender offer for Shares subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any Shares held by the Trust, the Trustee will advise each Participant who has Shares credited to such Participant’s accounts in writing of the terms of the offer as soon as practicable after its commencement and will furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange Shares allocated to such Participant’s Separate Accounts and Separate ESOP Accounts and separately (based on Shares attributable to Matching Employer Contributions and Employer ESOP Contributions allocated to his accounts) a proportionate share of any unallocated Shares (including fractional shares to 1/1000th of a Share). The materials furnished to the Participants shall include (i) a notice from the Trustee that, except as provided in paragraph (i) of this Section 13.19, the Trustee will not tender or exchange any Shares for which timely instructions are not received by the Trustee and (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determines to be appropriate; provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with sufficient numbers of complete copies of all such materials. The Company and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.
     (b) The Trustee shall tender or not tender Shares or exchange Shares allocated to the Separate Accounts and Separate ESOP Accounts of any Participant (including fractional shares to 1/1000th of a Share) only as and to the extent instructed by the Participant as a Named Fiduciary. With respect to Shares allocated to the account of a deceased Participant, such Participant’s Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such Shares as if such Beneficiary were the Participant. If tender or exchange instructions for Shares allocated to the Separate Accounts and Separate ESOP Accounts of any Participant are not timely received by the Trustee, the Trustee will treat the non-receipt as a direction not to tender or exchange such Shares. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Company, or of any other company, except as otherwise required by law.
     (c) Each Participant who has been allocated Shares in his accounts which are attributable to Matching Employer Contributions and Employer ESOP Contributions and who is entitled to direct the Trustee whether or not to tender or exchange Shares allocated to his accounts may, as a Named Fiduciary, separately direct the Trustee with respect to the tender or exchange of a portion of Unallocated Shares. Such direction shall apply to such number of Unallocated Shares multiplied by a fraction, the number of which is the number of Shares which are attributable to Matching Employer Contributions and Employer ESOP Contributions and allocated to the Participant’s accounts, and the denominator of which is the total number of Shares which are attributable to Matching Employer Contributions and Employer ESOP Contributions and allocated to the accounts of such Participants who have provided directions to the Trustee under this Section 13.19. For purposes of determining the fraction in the preceding sentence, Shares attributable to Matching Employer Contributions and Employer ESOP Contributions and allocated to the accounts of Participants and Beneficiaries who, pursuant to paragraph (b), are determined to have issued a direction not to tender Shares allocated to their accounts (because the Trustee did not receive timely instructions from such Participants and Beneficiaries) shall not be counted in either the numerator of the denominator of said fraction. Fractional Shares shall be rounded to the nearest 1/1000th of a Share.
          (d) In the event, under the terms of a tender offer or otherwise, any Shares tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants, as Named Fiduciaries, entitled under this Section 13.19 to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.
          (e) In the event that an offer for fewer than all of the Shares held by the Trustee shall be received by the Trustee, each Participant who has been allocated any Shares subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such offer (as provided by either of paragraph (a) or (b)) with respect to the largest portion of such Shares as may be possible given the total number or amount of Shares the Plan may sell, exchange or transfer pursuant to the offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section 13.19 to sell, exchange or transfer such shares pursuant to such offer, each on a pro rata basis in accordance with the number or amount of such Shares allocated to his accounts.
          (f) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to Section 13.19 regarding such offer, and prior to termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in paragraphs (a) through (d). With respect to any further offer for any Shares received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.
          (g) A Participant’s instructions to the Trustee to tender or exchange Shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant’s interest in the Plan. Funds received in exchange for tendered Shares will be credited to the Separate Accounts or Separate ESOP Accounts of the Participant whose Shares were tendered and will be used by the Trustee to purchase

Shares, as soon as practicable. In the interim, the Trustee will invest such funds in short-term investments permitted under this Agreement.
     (h) The Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator to the extent such action, after consultation with the Company is found necessary to maintain confidentiality of Participant responses and/or to adequately discharge their obligations as Named Fiduciary.
     (i) Subject to the provisions of this Agreement, in the event the Company initiates a tender or exchange offer for Share, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any Shares in such offer, in which event, the foregoing provisions of this Section 13.19 shall have no effect with respect to such offer and the Trustee shall not tender or exchange any Shares (allocated or unallocated) in such offer.
     13.20 The Company shall be responsible for complying with applicable federal and state securities laws and regulations.

ARTICLE XIV
SUCCESSOR TRUSTEE
     14.1 Resignation or Removal of the Trustee. The Trustee may resign at any time by giving notice in writing to the Company and the Committee at least 60 days before such resignation is to become effective, unless the Company shall accept as adequate a shorter notice. The Company, by action of its Board of Directors or their delegate, may remove, with or without cause, any Trustee acting hereunder by giving notice in writing to such Trustee at least 60 days before such removal is to become effective, unless the Trustee shall accept as adequate a shorter notice.
     14.2 Appointment of the Successor Trustee. If for any reason a vacancy should occur in the trusteeship, then a successor Trustee shall be designated by the Company, by action of its Board of Directors or their delegate, which successor Trustee may be either a corporation authorized to carry on a trust business, a national banking association, or any three or more individuals selected by the Company. Any successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Company an instrument in writing accepting such appointment hereunder. Such successor Trustee thereupon shall become vested with the same title to the property comprising the Trust property, and the same powers and duties with respect thereto, as hereby are vested in the original Trustee. The predecessor Trustee shall execute all such instruments and perform all such other acts as the successor Trustee shall reasonably request to effectuate the provisions hereof. The successor Trustee shall have no duty to inquire into the administration of the Trust for any period prior to its succession.

ARTICLE XV
AMENDMENT AND TERMINATION
     15.1 Amendment. Subject to the provisions of Section 15.2, the Company at any time and from time to time, by action of its Board of Directors or their delegate, may amend this Agreement; provided, however, that no such amendment shall change substantially the powers and duties, or liabilities of the Trustee, without the approval of the Trustee. Any amendment to the Plan may be executed in counterparts, each of which so executed shall be deemed an orginal.
     15.2 Limitation on Amendment. The Company shall make no amendment to this Agreement which shall result in the forfeiture or reduction of the interest of any Participant or Beneficiary in the Nordson Stock Fund, any other Investment Fund, the ESOP Fund, or any other fund established hereunder; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust property to revert to an Employer or be used for or be diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries.
     15.3 Termination. The Company reserves the right, by action of its Board of Directors, to terminate the Plan at any time, which termination shall become effective upon notice in writing to the Committee and to the Trustee (the effective date of such termination being hereinafter referred to as the “termination date”). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by the Employers. In the event of the termination of the Plan by the Company, written notice thereof shall be given to all persons who have a vested interest hereunder and to the Trustee. Upon any such termination of the Plan, the Trustee shall, subject to the provisions of Section 9.15, take the following actions for the benefit of Participants, former Participants, and Beneficiaries:

     (a) As of the termination date, the Trustee shall value the Nordson Stock Fund, the other Investment Funds, the ESOP Fund, the Transition Fund, and the Dividend Fund, and adjust all Separate Accounts and Separate ESOP Accounts in the manner provided in Section 7.4, with any unallocated forfeitures or contributions being allocated on the basis of Compensation for the Plan Year up to the termination date as otherwise provided in this Agreement. The termination date shall become a Valuation Date for purposes of Article VII. In determining the net worth of any Fund, the Trustee shall include as a liability of each such Fund such amounts as in its judgment shall be necessary to pay its pro rata share of all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset of each such Fund its pro rata share of all accrued income.
     (b) The Trustee shall then dispose of each Separate Account and Separate ESOP Account to or for the benefit of such Participant, or Beneficiary, in accordance with the provisions of Section 9.6.
Notwithstanding anything to the contrary contained in this Agreement, upon any such Plan termination, the interest of each Participant and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant and Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable. Moreover, no such Plan termination shall affect the continuance of distributions from any Separate Account commenced prior to the termination date, in accordance with the method determined prior to such date. Notwithstanding any termination of the Plan, the Committee shall continue in existence for purposes of administration until all assets of the Trust are completely distributed by the Trustee, at which time the Trust itself shall terminate automatically.
     15.4 Adoption by Related Corporation. Any Related Corporation which is not an Employer hereunder may adopt the Plan, with the consent of the Company, and become an Employer by resolution of its Board of Directors, a certified copy of which shall be filed with the Company. Such resolution shall specify the effective date of such adoption. Notice of such adoption shall be given by such Employer to its employees.

     15.5 Extension to New Business Operations. In the event that an Employer acquires or establishes a new business operation, the Company or other such Employer, with the consent of the Company, may extend the Plan to cover such business operation by resolution of its Board of Directors, a certified copy of which shall be filed with the Company. Such resolution shall specify the effective date of the extension of coverage to such business operation.
     15.6 Special Provisions Regarding Eligibility and Benefits. In the event that it is necessary to accommodate the transition from benefit arrangements which were in effect for the benefit of the employees of a subsidiary or other business operation prior to the adoption of the Plan by such a Related Corporation or the extension of the Plan to such business operation, an addendum setting forth special overriding provisions applicable to the adoption of the Plan by such a subsidiary or to the extension of the Plan to such business operation, may be added to the Plan. Each such addendum shall for all purposes constitute a part of the Plan and in the event of conflict with any other provision of the Plan, shall control. Moreover, in the event that the Plan is adopted or extended as described herein and the Company or a Related Corporation continues to maintain the plan of a predecessor employer (a “Predecessor Plan”) as described in Section 414(a)(1) of the Code, the Service of each Participant shall be determined as if service for such predecessor employer were service with the Company or a Related Corporation to the extent required by Section 414(a)(1) of the Code.
     15.7 Changes in Corporate Organization. In the event that Plan coverage has been extended to a business operation as specified in Sections 15.4 or 15.5, such business operation shall remain covered by the Plan notwithstanding any subsequent changes in the corporate structure of the Company and its Related Corporations affecting such business operation.

     15.8 Participation of U.S. Citizens Employed by Foreign Subsidiaries. For all purposes of the Plan, any individual who is a citizen of the United States and who is an employee of a foreign subsidiary of an Employer, which foreign subsidiary is not itself an Employer, shall be treated as an Employee of an Employer if:
     (a) there is in effect an agreement between such Employer and the District Director of Internal Revenue, extending Social Security coverage to all United States citizens employed by such foreign subsidiary, under Section 3121(1) of the Code, or any similar provision of law which may hereafter be enacted, and
     (b) contributions under a funded plan of deferred compensation are not provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary.
Accordingly, from and after the effective date of such agreement with the District Director of Internal Revenue, and only so long as the same remains in full force and effect, such individual’s continuous service with the foreign subsidiary shall be deemed to constitute continuous service with such Employer, and such individual’s compensation from the foreign subsidiary shall be deemed to constitute compensation from such Employer.

ARTICLE XVI
TOP-HEAVY PLAN PROVISIONS
     16.1 Applicability. Notwithstanding any other provision to the contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article XVI with respect to vesting and Employer Matching Contributions and Employer ESOP Contributions shall be applicable with respect to such Plan Year. In the event the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting and the Employer Matching Contributions and Employer ESOP Contributions provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a top-heavy plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting schedule does again become applicable, the provisions of Section 9.5 and Section 15.2 shall apply (a) to preserve the nonforfeitable accrued benefit of any Participant, former Participant, or Beneficiary, and (b) to permit any Participant with three years of vested service to elect to continue to have his nonforfeitable interest in his Separate Accounts attributable to Employer Matching Contributions and his Separate ESOP Accounts determined in accordance with the vesting schedule applicable while the Plan was a top-heavy plan.
     16.2 Top-heavy Definitions. For purposes of this Article XVI, the following definitions shall apply:
     (a) The term “determination date” with respect to any Plan Year shall mean the last day of the preceding Plan Year.
     (b) The term “key employee” shall mean any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
     (c) The term “non-key employee’’ shall mean any Participant who is not a key employee.
     (d) The term “permissive aggregation group” shall mean those plans included in an Employer’s required aggregation group in conjunction with any other plan or plans of an Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.
     (e) The term “required aggregation group” shall include (i) all plans of an Employer in which a key employee is a Participant, and (ii) all other plans of an Employer which enable a plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code, including any plan that terminated within the five-year period ending on the relevant determination date.
     (f) The term “top-heavy group” with respect to a particular Plan Year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
     (g) The term “top-heavy plan” with respect to a particular Plan Year shall mean (i) in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all Participants under the Plan, with the accounts valued as of the relevant valuation date, or (ii) in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan and (iii) any plan included in a required aggregation group which is a top-heavy group. For purposes of this paragraph (i), the accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group which is not a top-heavy group, such plan shall not be a top-heavy plan.
     (h) The “valuation date” with respect to any defined contribution plan shall mean the most recent valuation date occurring within a 12-month period ending on the determination date. The “valuation date” with respect to any defined benefit plan shall mean the most recent date on which plan costs for minimum funding purposes have been determined.
     16.3 Accelerated Vesting. In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1983, a Participant shall have a vested interest in the balance of his Separate Accounts determined no less rapidly than by application of the following vesting schedule:

Years of Vested Service	Percentage
Less than one	0
One but less than two	20
Two but less than three	40
Three but less than four	60
Four but less than five	80
Five or more 100
     16.4 Minimum Employer Contribution. In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1983, the Employer Matching Contributions, Employer ESOP Contributions, and forfeitures allocated to the Separate Accounts and Separate ESOP Accounts of each non-key employee who is not separated from service with an Employer as of the end of such Plan Year shall be no less than the lesser of (a) three percent of his compensation or (b) the largest aggregate percentage of compensation that is allocated for such Plan Year to the Separate Accounts and Separate ESOP Accounts of any key employee attributable to Employer contributions (including Tax Deferred

Contributions), except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Matching Contributions and Employer ESOP Contributions and forfeitures to the Separate Accounts and Separate ESOP Accounts of each non-key employee shall be three percent of the compensation of such non-key employees. Any minimum allocation for a Participant required by this Section 16.4 shall be made without regard to any social security contribution made by an Employer on behalf of the Participant, the Participant’s number of hours of service, Participant’s level of compensation, or whether the Participant declined to make elective or mandatory contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. Notwithstanding the minimum top-heavy allocation requirements of this Section 16.4, in the event that the Plan is a top-heavy plan, each non-key employee hereunder who is also covered under a top-heavy defined benefit plan maintained by an Employer will receive the top-heavy benefits provided for under such defined benefit plan in lieu of the minimum top-heavy allocation under the Plan.

ARTICLE XVII
MISCELLANEOUS PROVISIONS
     17.1 No Commitment as to Employment. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of an Employer to continue the employment or rate of compensation of any Participant hereunder for any period.
     17.2 Benefits. Nothing in this Agreement shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, former Participants, and Beneficiaries.
     17.3 No Guarantees. Neither the Employers, the Committee, nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.
     17.4 Precedent. Except as otherwise specifically provided, no action taken in accordance with this Agreement by the Company, the Committee, or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.
     17.5 Duty to Furnish Information. The Company, the Committee, or the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any of the others reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.
     17.6 Withholding. The Trustee shall withhold any tax which by any present or future law is required to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, unless the Company shall have notified the Trustee in writing to the effect that an Employer has withheld such tax.

     17.7 Merger, Consolidation, or Transfer of Plan Assets. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).
     17.8 Condition on Employer Contributions. Notwithstanding anything to the contrary contained in this Agreement, contributions made by an Employer by reason of mistake of fact may be returned to the Employer within one year after the payment of the contribution. Furthermore, any obligation of an Employer to make any contribution hereunder is hereby conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code, provided that to the extent the deduction is disallowed, such contribution may be returned to the Employer within one year after the disallowance of the deduction. Any amount returned to an Employer by reason of this Section 17.8 shall not include earnings attributable thereto and shall be reduced by losses attributable thereto. Except as otherwise provided in this Section 17.8, however, in no event shall any portion of the Trust property ever revert to or otherwise inure to the benefit of any Employer or any Related Corporation.
     17.9 Back Pay Awards. The provisions of this Section 17.9 shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. For all purposes of the Plan, the Service and years of vested service of a person to whom this Section 17.9 applies for the period to which such award or agreement relates shall include the number of years, computed to the nearest 1/12th year, to which such award or agreement relates unless such years otherwise are included in his Service for such period under Section 2.3 and, as applicable, in his years of vested service for such period under Section 9.4. If a person to whom this Section 17.9 applies was or would have become an Employee during such period, and if any such person who had not previously become a Participant pursuant to Section 2.1 shall within 30 days of the date he receives notice of the provisions of this Section 17.9 make an election to become a Participant in accordance with such Section 2.1 (retroactive to any date as of which he was or has become eligible to do so), then any Tax Deferred Contributions or Taxable Employee Contributions which he previously had not made but which, after application of the foregoing provisions of this Section 17.9, he would have made under the provisions of Sections 4.1 and 4.4, if such Participant so elects, shall be made out of the proceeds of such back pay award or agreement. To the extent that any Tax Deferred Contributions are made in accordance with the provisions of the foregoing sentence, the Employers shall make Employer Matching Contributions for such Participant, in addition to any other Employer Contributions which would have been allocated to such Participant under the provisions of Article VII or Article X, as in effect during the period to which such Tax Deferred Contributions relate. If a person to whom this Section 17.9 applies would have been eligible for an allocation as of the last day of any prior Plan Year under Section 10.10 after application of the foregoing provisions of this Section 17.9, but no such allocation was made to him for the prior Plan Year, the Employers shall make an additional Employer ESOP Contribution equal to the amount that would have been so allocated to the Participant under Section 10.10 for the prior Plan Year. The amounts of such Tax Deferred

Contributions, Taxable Employee Contributions, Employer Matching Contributions and Employer ESOP Contributions shall:
     (a) be credited to such Participant’s appropriate accounts, if such person is a Participant when the award or agreement is made or becomes a Participant as a result of the provisions of this Section 17.9; or
     (b) if such person is a former Participant whose Settlement Date occurred under Section 9.1 before the award or agreement is made, be credited to his Separate Accounts or Separate ESOP Accounts; moreover, if a portion of such former Participant’s Separate Accounts or Separate ESOP Accounts was not vested and was accounted for separately under Section 9.3 as of his Settlement Date and subsequently forfeited, the amount of additional Employer Matching Contributions and Employer ESOP Contributions for him shall include an amount equal to the difference, if any, between (i) the amount which would have been vested after application of the provisions of this Section 17.9, and (ii) the amount which was vested.
Any contributions made by such Participant and by the Employer pursuant to this Section 17.9 shall be made in accordance with, and subject to the limitations of, the applicable provisions of Article III and IV.
     17.10 Validity of Agreement. The validity of this Agreement shall be determined and this Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio. The invalidity or illegality of any provision of this Agreement shall not affect the legality or validity of any other part thereof.
     17.11 Parties Bound. This Agreement shall be binding upon the parties hereto, the Committee, all Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.
     17.12 Payment of Expenses. The expenses of administration of the Plan and Trust, including the expenses of the Company, the Committee, and the Trustee, and the fees of the Trustee, shall be paid from the Trust as a general charge thereon, unless the Company elects to make payment. If the Company so directs, however, costs incident to the management of the assets of a particular investment fund or to the purchase or sale of securities held in a particular investment fund shall be paid by the Trustee from such investment fund.
     17.13 Profit-Sharing Plan. The Employers shall make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan (other than the ESOP Feature) shall continue to be designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.
     17.14 Qualified Military Service. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code. Further, contributions made in accordance with Section 414(u) of the Code shall not be taken into account for any purpose under Section 3.3, 3.6, 4.1, 4.2 or 7.6 either in the Plan Year in which the contributions are made or in the Plan Year in which the qualified military service is performed. The Committee shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.
     17.15 Leased Employees. Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), 408(k), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A “leased employee” means any person who performs services for an Employer or a Related Corporation (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction and control of the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section 17.15, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

ARTICLE XVIII
TRANSFER OF CERTAIN ASSETS AND LIABILITIES BETWEEN
THE NORDSON HOURLY-RATED EMPLOYEES’ SAVINGS
TRUST PLAN AND THE PLAN
     18.1 Transfer of Certain Assets and Liabilities to the Plan. Effective as of any valuation date on which such circumstances may exist and at the direction of the Committee, the separate account balances of any person who was a participant under the Nordson Hourly-Rated Employees’ Savings Trust Plan (the “Hourly NEST Plan”) and who then is a Participant (each such person being hereinafter referred to as an “Hourly NEST Transferee”) shall be transferred to the Plan and assets equal in amount to such account balances shall be transferred from the trust for the Hourly NEST to the Trust, thereafter to be held, administered, and disposed of by the Trustee under the terms, provisions, and conditions of this Agreement. Such separate account balances shall, subject to the provisions of Section 18.2, be added to and accounted for with the Separate Accounts of the Participant under the Plan having the same characteristics as such separate accounts when held under the Hourly NEST.
     18.2 Protected Benefits. Notwithstanding any other provision of this Agreement to the contrary, any form of payment and other provisions in effect immediately prior to the transfer of assets and liabilities described in this Article XVIII that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Hourly NEST Transferees with respect to amounts attributable to the Hourly NEST.
     18.3 Transfer of Certain Assets and Liabilities to the Hourly NEST. Effective as of any valuation date on which such circumstances may exist and at the direction of the Committee, the Separate Account balances of any person who was an Employee and a Participant under the Plan and who then is a participant under the Hourly NEST shall be transferred to the Hourly NEST and assets equal in amount to such account balances shall be transferred from the Trust to the trust for the Hourly NEST, thereafter to be held, administered, and disposed of in accordance with the provisions of the Hourly NEST and its related trust; provided, however, that the Hourly NEST contains provisions comparable to those set forth in Section 18.2.

ARTICLE XIX
EFFECTIVE DATE
     19.1 Effective Date of Amendment and Restatement. This amendment and restatement is effective as of January 1, 2006, provided, however, that unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and any other change in the Code or ERISA, or regulations, rulings or other published guidance issued under the Code or ERISA, on the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision. Notwithstanding the foregoing, distributions may be made to Participants who have satisfied the requirements of Section 9.1 after December 31, 2001 regardless of when the termination of employment occurred and the effective date of the spin-off of the ESOP Feature of the Plan is December 31, 2006.
     19.2 Merged Plans. This Article XIX shall be effective with respect to any plan merged into the Plan.

ARTICLE XX
MERGER WITH MELTEX CORPORATION
EMPLOYEE SAVINGS PLAN
     20.1 Merger of Plans. Effective as of April 1, 1991, the Meltex Corporation Employee Savings Plan (the “Meltex Plan”) was merged into and made a part of the Plan.
     20.2 Protection of Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, each Participant who was previously a participant in the Meltex Plan shall be entitled to his accrued benefits under the Meltex Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after April 1, 1991 under the provisions of the Plan.

ARTICLE XXI
TRANSFER OF CERTAIN ASSETS AND LIABILITIES
FROM THE NORDSON CORPORATION HOURLY-RATED EMPLOYEES’
RETIREMENT PLAN AND TRUST
     21.1 Transfer of Certain Assets and Liabilities. Effective March 31, 1993, the separate account balances of certain persons who were participants under the Nordson Corporation Hourly-Rated Employees’ Retirement Plan (the “Retirement Saturday Plan”) and who were then Participants (each such person being hereinafter referred to as a “RSP Transferee”) were transferred to the Plan and assets equal in amount to such account balances were transferred from the trust for the Retirement Saturday Plan to the Trust, thereafter to be held, administered, and disposed of by the Trustee under the terms, provisions, and conditions of this Agreement.
     21.2 Crediting of Separate Accounts. Pursuant to the transfer described in Section 21.1, there was credited to a Rollover Sub-Account established for each RSP Transferee for this purpose in the manner described in Section 6.3 an amount equal to his separate account balance transferred from the Retirement Saturday Plan attributable to employer contributions, and there was credited to a sub-account attributable to Taxable Employee Contributions of each RSP Transferee an amount equal to his separate account balance transferred from the Retirement Saturday Plan attributable to his participant contributions, thereafter to be invested in accordance with the provisions of the Plan.
     21.3 Vesting and Protected Benefits. Notwithstanding anything to the contrary contained in this Agreement, any funds attributable to a Participant’s interest in the Retirement Saturday Plan shall remain fully vested at all times, and separate accounting shall be maintained to the extent necessary to reflect fully vested account balances. In addition, and notwithstanding any other provision of this Agreement to the contrary, the forms of payment and other Retirement Saturday Plan provisions in effect immediately prior to the transfer of assets and liabilities described in this Article XXI that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to RSP Transferees with respect to amounts attributable to the Retirement Saturday Plan.

ARTICLE XXII
MERGER WITH MOUNTAINGATE ENGINEERING, INC.
401(K) PLAN
     22.1 Merger of Plans. Effective as of December 31, 1994, the separate accounts of those individuals who were employees of Mountaingate Engineering, Inc. or an Employer as of December 31, 1994, and who had account balances in the Mountaingate Engineering, Inc. 401(k) Plan immediately prior to such date and the related assets were transferred to the Plan from the Mountaingate Engineering, Inc. 401(k) Plan (the “Mountaingate Plan”) and the Mountaingate Plan was merged into and made a part of the Plan.
     22.2 Nonforfeitable Interest. The account balance of each Participant derived from the Mountaingate Plan shall at all times be fully vested and nonforfeitable.
     22.3 Protection of Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Mountaingate Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after the merger date under the provisions of the Plan.

ARTICLE XXIII
MERGER WITH ELECTROSTATIC TECHNOLOGY, INC.
401(k) PROFIT SHARING PLAN
     23.1 Merger of Plans. Effective as of December 31, 1995, the separate accounts of those individuals who were employees of Electrostatic Technology, Inc. (“ETI”) or an Employer as of December 31, 1995, and who had account balances in the Electrostatic Technology, Inc. 401(k) Profit Sharing Plan (the “ETI Plan”) immediately prior to such date and the related assets were transferred to the Plan from the ETI Plan and the ETI Plan was merged into and made a part of the Plan.
     23.2 Nonforfeitable Interest. The account balance of each Participant derived from the ETI Plan shall at all times be fully vested and nonforfeitable.
     23.3 Protection of Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the ETI Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after the merger date under the provisions of the Plan. In particular, distribution of such accrued benefits is available upon attainment of age 59-1/2, and optional methods of payment available for distributions include the straight life annuity, life annuity - ten years certain, life annuity — twenty years certain, and joint and survivor annuity forms, all subject to the provisions set forth in the Addendum to the Plan titled “Addendum Re: Annuity Form of Payment.”

ARTICLE XXIV
MERGER WITH ASYMPTOTIC TECHNOLOGIES, INC.
EMPLOYEE RETIREMENT & SAVINGS BENEFIT PLAN
     24.1 Merger of Plans. Effective as of June 30, 1997, the separate accounts of those individuals who were employees of Asymptotic Technologies, Inc. (“ATI”) or an Employer as of June 30, 1997, and who had account balances in the Asymptotic Technologies, Inc. Employee Retirement & Savings Benefit Plan (the “ATI Plan”) immediately prior to such date and the related assets were transferred to the Plan from the ATI Plan and the ATI Plan was merged into and made a part of the Plan.
     24.2 Nonforfeitable Interest. The account balance of each Participant derived from the ATI Plan shall at all times be fully vested and nonforfeitable.
     24.3 Plan Loans. Any plan loan which is outstanding under the ATI Plan on June 30, 1997, was transferred to the Plan and shall be administered and repaid in accordance with its terms.
     24.4 Protection of Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the ATI Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after the merger date under the provisions of the Plan.

ARTICLE XXV
MERGER WITH VERITEC TECHNOLOGIES, INC.
PROFIT SHARING PLAN
     25.1 Definitions. For purposes of this Article XXV, the following definitions shall apply:
     (a) The “Transfer Date” shall mean April 1, 2001, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who are employees of VeriTec Technologies, Inc. (“VeriTec”) or an Employer as of April 1, 2001, and who have account balances in the VeriTec Technologies, Inc. Profit-Sharing Plan immediately prior to such date.
     (c) The “Transferor Plan” shall mean the VeriTec Technologies, Inc. Profit Sharing Plan.
     25.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     25.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be fully vested and nonforfeitable.
     25.4 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 25.1, and the provisions of this Agreement shall govern his interest under the Plan. Moreover, each Eligible Employee who is an employee of VeriTec may become an Active Participant on or after April 1, 2001, in accordance with the provisions of Section 2.1.

     25.5 Plan Loans. Any plan loan which is outstanding under the Transferor Plan on March 31, 2001, shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.
     25.6 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after April 1, 2001, under the provisions of the Plan. In particular, optional methods of payment available for distributions include the life annuity and the joint and survivor annuity forms, subject to the provisions set forth in the Addendum to the Plan titled “Addendum Re: Annuity Form Of Payment.”

ARTICLE XXVI
MERGER WITH TEGAL SCIENTIFIC, INC.
PROFIT SHARING 401(K) PLAN
     26.1 Definitions. For purposes of this Article XXVI,
the following definitions shall apply:
     (a) The “Transfer Date” shall mean May 1, 2001, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who have account balances in the Tegal Scientific, Inc. Profit Sharing 401(k) Plan immediately prior to such date.
     (c) The “Transferor Plan” shall mean the Tegal Scientific, Inc. Profit Sharing 401(k) Plan.
     26.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     26.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be fully vested and nonforfeitable.
     26.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XXVI.
     26.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 26.2, and the provisions of this Agreement shall govern his interest under the Plan.
     26.6 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the

Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after May 1, 2001, under the provisions of the Plan. In particular, optional methods of payment available for distributions include the life annuity and the joint and survivor annuity forms (including 50%, 75%, and 100% survivor annuities), subject to the provisions set forth in the Addendum to the Plan titled “Addendum Re: Annuity Form Of Payment.”

ARTICLE XXVII
MERGER WITH J & M LABORATORIES, INC.
RETIREMENT PLAN
     27.1 Definitions. For purposes of this Article XXVII, the following definitions shall apply:
     (a) The “Transfer Date” shall mean November 3, 2003, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who have account balances in the J & M Laboratories, Inc. Retirement Plan immediately prior to such date.
     (c) The “Transferor Plan” shall mean the J & M Laboratories, Inc. Retirement Plan.
     27.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     27.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times remain fully vested and nonforfeitable.
     27.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XXVII.
     27.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 27.2, and the provisions of this Agreement shall govern his interest under the Plan.

     27.6 Plan Loans. Any plan loan which is outstanding under the Transferor Plan on Transfer Date, shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.
     27.7 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after November 3, 2003, under the provisions of the Plan. In particular, distribution of amounts attributable to Rollover Contributions to the Transferor Plan is available at any time, and distribution of account balances attributable to the Transferor Plan is available upon attainment of age 59-1/2 to Transfer Participants.

ARTICLE XXVIII
MERGER WITH EFD, INC. PROFIT SHARING PLAN AND TRUST
     28.1 Definitions. For purposes of this Article XXVIII, the following definitions shall apply:
     (a) The “Transfer Date” shall mean May 3, 2004, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who have account balances in the EFD, Inc. Profit Sharing Plan and Trust immediately prior to such date.
     (c) The “Transferor Plan” shall mean the EFD, Inc. Profit Sharing Plan and Trust.
     28.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     28.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be and remain fully vested and nonforfeitable.
     28.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XXVIII.
     28.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 28.2, and the provisions of this Agreement shall govern his interest under the Plan.
     28.6 Plan Loans. Any plan loan which is outstanding under the Transferor Plan on Transfer Date, shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.

     28.7 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after May 3, 2004, under the provisions of the Plan.

ARTICLE XXIX
MERGER WITH ADVANCED PLASMA SYSTEMS SAVINGS AND RETIREMENT PLAN
     29.1 Definitions. For purposes of this Article XXIX, the following definitions shall apply:
     (a) The “Transfer Date” shall mean September 1, 2004, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who have account balances in the Advanced Plasma Systems Savings and Retirement Plan immediately prior to such date.
     (c) The “Transferor Plan” shall mean the Advanced Plasma Systems Savings and Retirement Plan.
     29.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     29.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be and remain fully vested and nonforfeitable.
     29.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XXIX.
     29.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 29.2, and the provisions of this Agreement shall govern his interest under the Plan.
     29.6 Plan Loans. Any plan loan which is outstanding under the Transferor Plan on Transfer Date, shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.

     29.7 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after September 1, 2004, under the provisions of the Plan.

ARTICLE XXX
MERGER WITH SLAUTTERBACK CORPORATION
401(K) PROFIT SHARING PLAN
     30.1 Definitions. For purposes of this Article XXX, the following definitions shall apply:
     (a) The “Transfer Date” shall mean December 15, 2005, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who have account balances in the Slautterback Corporation 401(k) Profit Sharing Plan immediately prior to such date.
     (c) The “Transferor Plan” shall mean the Slautterback Corporation 401(k) Profit Sharing Plan.
     30.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     30.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be and remain fully vested and nonforfeitable.
     30.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XXX.
     30.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 30.2, and the provisions of this Agreement shall govern his interest under the Plan.

     30.6 Plan Loans. Any plan loan that is outstanding under the Transferor Plan on the Transfer Date shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.
     30.7 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after December 15, 2005, under the provisions of the Plan.

ARTICLE XXXI
MERGER WITH HP SOLUTIONS, INC. 401(k) PROFIT SHARING PLAN
     31.1 Definitions. For purposes of this Article XXXI, the following definitions shall apply:
     (a) The “Transfer Date” shall mean April 1, 2006, or as soon as administratively possible thereafter.
     (b) The “Transfer Participants” shall mean those individuals who have account balances in the HP Solutions, Inc. 401(k) Profit Sharing Plan immediately prior to the Transfer Date.
     (c) The “Transferor Plan” shall mean the HP Solutions, Inc. 401(k) Profit Sharing Plan.
     31.2 Merger of Plans. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan and thereupon the Transferor Plan shall be merged into and made a part of the Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.
     31.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be and remain fully vested and nonforfeitable.
     31.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XXXI.
     31.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 31.2, and the provisions of this Addendum shall govern his interest under the Plan.
     31.6 Plan Loans. Any plan loan which is outstanding under the Transferor Plan on the Transfer Date, shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.

     31.7 Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after April 1, 2006, under the provisions of the Plan. In particular, distribution of amounts attributable to Rollover Contributions to the Transferor Plan is available at any time, and distribution of account balances attributable to the Transferor Plan is available upon attainment of age 59-1/2 to Transfer Participants.
*                       *                      *
     IN WITNESS WHEREOF, the parties hereto, each by its duly authorized officers, have caused this Agreement to be executed as of the day and year first above written.

NEW YORK LIFE TRUST COMPANY Trustee		NORDSON CORPORATION

By	/s/ Mary Ann Aull	By	/s/ Beverly J. Coen

	Name: Mary Ann Aull Title: Vice President		Name: Bevery J. Coen Title: Assistant Controller

		And	/s/ Robert E. Veillette

Name: Robert E. Veillette Title: Secretary

ADDENDUM
Re: Slautterback Corporation
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of Slautterback Corporation, a subsidiary of the Company, effective July 1, 1993. Notwithstanding any provision of the Plan to the contrary, each Employee of Slautterback Corporation shall be credited with Service in accordance with the provisions of Article II determined as if all periods of his employment with Slautterback Corporation prior to July 1, 1993 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: Mountaingate Engineering, Inc.
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of Mountaingate Engineering, Inc. (“Mountaingate”), a subsidiary of the Company, effective January 1, 1995. Notwithstanding any provision of the Plan to the contrary, each Employee of Mountaingate shall be credited with Service in accordance with the provisions of Article II determined as if all periods of his employment with Mountaingate prior to January 1, 1995 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: March Instruments, Inc.
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of March Instruments, Inc. (“March”), a subsidiary of the Company, effective January 1, 2000. Notwithstanding any provision of the Plan to the contrary, each Employee of March shall be credited with Service in accordance with the provisions of Article II determined as if all periods of his employment with March prior to January 1, 2000 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: Horizon Lamps, Inc.
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of Horizon Lamps, Inc. (“Horizon”), a subsidiary of the Company, effective January 31, 2000. Notwithstanding any provision of the Plan to the contrary, each Employee of Horizon shall be credited with Service in accordance with the provisions of Article II determined as if all periods of his employment with Horizon prior to January 31, 2000 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: J and M Laboratories, Inc.
     Pursuant to the procedures set forth in the ESOP, coverage under the ESOP was extended to eligible employees of J and M Laboratories, Inc. (“J and M Laboratories”), a subsidiary of the Company, effective January 1, 2000. Notwithstanding any provision of the Plan to the contrary, each Employee of J and M Laboratories shall be credited with Service in accordance with the provisions of Article II determined as if all periods of his employment with J and M Laboratories prior to January 1, 2000 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: VeriTec Technologies, Inc.
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of VeriTec Technologies, Inc., a subsidiary of the Company, effective April 1, 2001. Notwithstanding any provision of the Plan to the contrary, each Employee of VeriTec Technologies, Inc. shall be credited with Service in accordance with the provisions of Article II determined as if all periods of his employment with VeriTec Technologies, Inc. prior to April 1, 2001 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: Advanced Plasma Systems
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of Advanced Plasma Systems, a subsidiary of the Company, effective June 23, 2003. Notwithstanding any provision of the Plan to the contrary, each Employee of Advanced Plasma Systems shall be credited with Service in accordance with the provisions of Article II, determined as if all periods of his employment with Advanced Plasma Systems prior to June 23, 2003 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: EFD, Inc.
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of EFD, Inc., a subsidiary of the Company, effective January 1, 2004. Notwithstanding any provision of the Plan to the contrary, each Employee of EFD, Inc. shall be credited with Service in accordance with the provisions of Article II, determined as if all periods of his employment with EFD, Inc. prior to January 1, 2004 were periods of service with an Employer as an Employer as an Employee under the Plan.

ADDENDUM
Re: March Plasma Systems, Inc.
     Pursuant to the procedures set forth in Section 15.5 of the Plan, coverage under the Plan has been extended to eligible employees of March Plasma Systems, Inc., a subsidiary of the Company, effective September 1, 2004. Notwithstanding any provision of the Plan to the contrary, each Employee of March Plasma Systems, Inc. shall be credited with Service in accordance with the provisions of Article II, determined as if all periods of his employment with March Plasma Systems, Inc. prior to September 1, 2004 were periods of service with an Employer as an Employee under the Plan.

ADDENDUM
Re: Annuity Form Of Payment
A.1 Form of Payment Under Certain Merged Plans
     In the event that under a plan merged into the Plan a Participant has the right pursuant to Section 411(d)(6) of the Code to elect payment of his accrued benefit derived from the plan merged into the Plan (his “Merger Benefit”) in the form of an annuity and the Participant does elect an annuity form of payment with respect to his Merger Benefit, then the provisions of this Addendum shall apply with respect to distribution of his Merger Benefit, notwithstanding any provision of the Plan to the contrary.
A.2 Definitions
     For purposes of this Addendum, the following terms have the following meanings:
     (a) A Participant’s “annuity starting date” means the first day of the first period for which an amount is paid as an annuity or any other form.
     (b) The “automatic annuity form” means the form of annuity that will be purchased on a Participant’s behalf as provided in Section A.5 unless the Participant elects another form of annuity as provided in Section A.5.
     (c) A “qualified election” means an election that is made during the qualified election period. A qualified election of a form of payment other than the automatic annuity form applicable to the Participant or designating a Beneficiary other than the Participant’s spouse to receive amounts otherwise payable as a qualified preretirement survivor annuity must include the written consent of the Participant’s spouse, if any. A Participant’s spouse will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. The spouse’s written consent must acknowledge the effect of the Participant’s election, must specify the form of payment selected instead of the automatic annuity form, if applicable, must specify any non-spouse Beneficiary designated by the Participant, and must be witnessed by a Plan representative or a notary public. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.
     (d) The “qualified election period” with respect to the automatic annuity form means the 90 day period ending on a Participant’s annuity starting date. The “qualified election period” with respect to a qualified preretirement survivor annuity means the period beginning on the later of (i) the date he elects an annuity form of payment or (ii) the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Corporations.
     (e) A “qualified joint and survivor annuity” means an immediate annuity payable at a Participant’s earliest retirement age under the Plan, as defined in regulations issued under Section 401(a)(11) of the Code, for the life of a Participant with a survivor annuity payable for the life of the Participant’s spouse that is equal to at least 50 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse, provided that the survivor annuity shall not be payable to a Participant’s spouse if such spouse is not the same spouse to whom the Participant was married on his annuity starting date.
     (f) A “qualified preretirement survivor annuity” means an annuity payable to the surviving spouse of a Participant in accordance with the provisions of Section A.6.
     (g) A “single life annuity” means an annuity payable for the life of the Participant.
A.3 Optional Form of Payment
     A Participant or his Beneficiary, as the case may be, may elect to receive distribution of his Merger Benefit through the purchase of a single premium, nontransferable annuity contract for such term and in such form as the Participant, or his Beneficiary, if the Participant has died, shall select, subject to the provisions of Section A.5; provided, however, that a Participant’s Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.
A.4 Change of Option Election
     Subject to the provisions of Section A.5, a Participant or Beneficiary who has elected the optional form of payment under Section A.3 may revoke or change his election at any time prior to his annuity starting date by filing with the Committee a written election in the form prescribed by the Committee.

A.5 Form of Annuity Requirements
     If a Participant elects to receive distribution through the purchase of an annuity contract, distribution shall be made to such Participant through the purchase of an annuity contract that provides for payment in one of the following automatic annuity forms, unless the Participant elects a different type of annuity:
     (a) The automatic annuity form for a Participant who is married on his annuity starting date is the 50 percent qualified joint and survivor annuity.
     (b) The automatic annuity form for a Participant who is not married on his annuity starting date is the single life annuity.
A Participant’s election of an annuity other than the automatic annuity form shall not be effective unless it is a qualified election; provided, however, that spousal consent shall not be required if the form of annuity elected by the Participant is a qualified joint and survivor annuity. A Participant who has elected the optional annuity form of payment can revoke or change his election only pursuant to a qualified election.
A.6 Qualified Preretirement Survivor Annuity Requirements
     If a married Participant elects to receive distribution through the purchase of an annuity contract and dies before his annuity starting date, his spouse shall receive distribution of 50 percent of the value of the vested portions of the Participant’s Merger Benefit through the purchase of an annuity contract that provides for payment over the life of the Participant’s spouse. A Participant’s spouse may elect to receive distribution under any one of the other forms of payment available under the Plan instead of in the qualified preretirement survivor annuity form. If a married Participant’s Beneficiary designation on file with the Committee designates a non-spouse Beneficiary, the non-spouse Beneficiary shall be entitled to receive distribution only of the vested portions of the Participant’s Merger Benefit that remain after distribution has been made to the Participant’s spouse. A Participant can only designate a non-spouse Beneficiary to receive distribution of that portion of his Merger Benefit otherwise payable as a qualified preretirement survivor annuity pursuant to a qualified election.
A.7 Notice Regarding Forms of Payment
     Within a reasonable period of time prior to the date a Participant could commence distribution of his Merger Benefit under the Plan, the Committee shall provide him with a written explanation of the forms of payment available under the Plan. If a Participant elects to receive distribution through the purchase of an annuity contract, the Committee shall provide the Participant with a written explanation of (i) the terms and conditions of the automatic annuity form and the other forms of payment available under the Plan, (ii) the Participant’s right to choose a form of payment other than the automatic annuity form or to revoke such choice, and (iii) the rights of the Participant’s spouse. The Committee shall provide such explanation within the 60 day period ending 30 days before the Participant’s annuity starting date. In addition, the Committee shall provide such a Participant with a written explanation of (i) the terms and conditions of the qualified preretirement survivor annuity, (ii) the Participant’s right to designate a non-spouse Beneficiary to receive distribution of that portion of his Merger Benefit otherwise payable as a qualified preretirement survivor annuity or to revoke such designation, and (iii) the rights of the Participant’s spouse.

Addendum RE: MINIMUM DISTRIBUTION REQUIREMENTS
This Amendment to the Plan is adopted to comply with final and temporary regulations issued under Code Section 401(a)(9).
SECTION I
DEFINITIONS
1.1 Definitions.
For purposes of this Amendment the following terms have the following meanings. Except as otherwise specifically provided herein, any term defined in Section 1.1 of the Plan has the meaning given such term in such Section.
A Participant’s “designated beneficiary” means the individual who is designated as the Beneficiary under Article XII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s “required beginning date”. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 3.2 of this Amendment. The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s “required beginning date”. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant’s “required beginning date” occurs, will be made on or before December 31 of that “distribution calendar year”.
A Participant’s or Beneficiary’s “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
A “Participant’s account balance” means the account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the “distribution calendar year” if distributed or transferred in the valuation calendar year.
The “required beginning date” means the date specified in Section 9.7 of the Plan.

SECTION II
GENERAL RULES
2.1 Effective Date. Unless an earlier effective date is specified in Section VI “Special Rules”, the provisions of this Amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
2.2 Precedence. The requirements of this Amendment will take precedence over any inconsistent provisions of the Plan.
2.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Amendment will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).
2.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
SECTION III
TIME AND MANNER OF DISTRIBUTION
3.1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s “required beginning date”.
3.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, then, except as provided in Section VI of this Amendment, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, then, except as provided in Section VI of this Amendment, distributions to the “designated beneficiary” will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 3.2, other than Section 3.2(a), will apply as if the surviving spouse were the Participant.
For purposes of this Section 3.2 and Section V, unless Section 3.2(d) applies, distributions are considered to begin on the Participant’s “required beginning date”. If Section 3.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 3.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s “required beginning date” (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 3.2(a)), the date distributions are considered to begin is the date distributions actually commence.
3.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the “required beginning date”, as of the first “distribution calendar year” distributions will be made in accordance with Sections IV and V of this Amendment. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.
SECTION IV
REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME
4.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:
(a)	the quotient obtained by dividing the “Participant’s account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(b)	if the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s spouse, the quotient obtained by dividing the “Participant’s account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the “distribution calendar year”.
4.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section IV beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death.

SECTION V
REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH
5.1 Death On or After Date Distributions Begin. If a Participant dies on or after the date distributions begin, the following rules shall apply.
(a)	If there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as follows:
(1)	The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining “life expectancy” of the surviving spouse is calculated for each “distribution calendar year” after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving spouse’s death, the remaining “life expectancy” of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)	If there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
5.2 Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, the following rules shall apply.
(a)	Except as provided in Section VI of this Amendment, if there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as provided in Section 5.1 of this Amendment.
(b)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 3.2(a), this Section 5.2 will apply as if the surviving spouse were the Participant.
SECTION VI
SPECIAL RULES
☐	Select and complete the following Amendment Sections 6.1 and 6.2 only if the final and temporary regulations are to be used for determining minimum required distributions for distributions made prior to January 1, 2003.
6.1. Early Effective Date
The provisions of this Amendment apply for purposes of determining required minimum distributions for the 2002 calendar year that are made on or after the following date:
Effective Date:
6.2 Coordination with Minimum Distribution Requirements Previously in Effect.
Required minimum distributions for 2002 under this Amendment will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment equals or exceeds the required minimum distributions determined under this Amendment, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment is less than the amount determined under this Amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Amendment.
☑	Select and complete the following Amendment Section 6.3 only if the Plan uses the 5-year rule for distributions to beneficiaries instead of the life expectancy rule.
6.3. Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.
If the Participant dies before distributions begin and there is a “designated beneficiary”, distribution to the “designated beneficiary” is not required to begin by the date specified in

Section 3.2 of this Amendment, but the Participant’s entire interest will be distributed to the “designated beneficiary” by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to:
☐	All distributions.

or

☑	The following distributions: All distributions, unless distribution is to be made over the lifetime of the Beneficiary or over a period certain no greater than the life expectancy of the Beneficiary.

☐	Select the following Amendment Section 6.4 only if the Plan permits a Participant or his Beneficiary to elect the 5-year rule for distributions to Beneficiaries instead of the life expectancy rule.
6.4. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.
Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the “life expectancy” rule in Sections 3.2 and 5.2 of this Amendment applies to distributions after the death of a Participant who has a “designated beneficiary”. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 3.2 of this Amendment, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 3.2 and 5.2 of this Amendment and, if applicable, the elections in Section 6.3 above.
☐	Select the following Amendment Section 6.5 only if the Plan permits a Beneficiary who is receiving distribution under the 5-year rule to change to distribution under the life expectancy rule instead.
6.5. Election to Allow Designated Beneficiary Receiving Distributions Under 5- Year Rule to Elect Life Expectancy Distributions.
A “designated beneficiary” who is receiving payments under the 5-year rule may make a new election to receive payments under the “life expectancy” rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the “life expectancy” rule for all “distribution calendar years” before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

APPENDIX A

	Covered	Covered
Covered Unit	Location	Employees
Nordson Corporation	All Locations	Non-Union Salaried
Asymptotic Technologies, Inc.	All Locations	Salaried
EFD, Inc.	All Locations	Salaried
March Plasma Systems, Inc.	All Locations	Salaried
Horizon Lamps, Inc.	All Locations	Salaried